Exhibit 10.5

EXECUTION VERSION

MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT

Dated as of June 28, 2017

between

GP COMMERCIAL WF LLC, as Seller

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Buyer

i

		Page

Section 18.15	Protection of Buyer’s Interests in the Purchased Assets; Further Assurances	84
Section 18.16	Default Rate	85
Section 18.17	Set-off	85
Section 18.18	Seller’s Waiver of Set-off	86
Section 18.19	Power of Attorney	86
Section 18.20	Periodic Due Diligence Review	86
Section 18.21	Time of the Essence	87
Section 18.22	Reserved	87
Section 18.23	PATRIOT Act Notice	87
Section 18.24	Successors and Assigns; No Third Party Beneficiaries	87
Section 18.25	Acknowledgement of Anti-Predatory Lending Policies	87

SCHEDULES

Schedule 1(a)	Representations and Warranties with Respect to Purchased Assets Consisting of Whole Loans
Schedule 1(b)	Representations and Warranties with Respect to Purchased Assets Consisting of Mezzanine Loans
Schedule 2	Notice Addresses and Wire Instructions

EXHIBITS

Exhibit A	[Reserved]
Exhibit B	Form of Confirmation
Exhibit C	Form of Power of Attorney
Exhibit D-1	Form of Closing Certificate
Exhibit D-2	Form of Compliance Certificate
Exhibit E	Form of Purchased Asset Data Summary
Exhibit F	Form of Assignment and Acceptance
Exhibit G	Form of Servicer Notice
Exhibit H	Form of Irrevocable Redirection Notice
Exhibit I	Form of Servicing Agreement
Exhibit J	Form of Amended and Restated Confirmation
Exhibit K	Form of Servicing Agreement Extension Notice

THIS MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT, dated as of June 28, 2017 (as amended, modified, waived, supplemented, extended, restated or replaced from time to time, this “Agreement”), is made by and between GP COMMERCIAL WF LLC, a Delaware limited liability company (as more specifically defined below, (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Buyer”).  Seller and Buyer (each also a “Party” and, collectively, the “Parties”) hereby agree as follows:

ARTICLE 1

APPLICABILITY

Section 1.01                             Applicability.  Subject to the terms and conditions of the Repurchase Documents, on each Purchase Date during the Ramp-Up Period, the Parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in, and interests related to, such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets (and from time to time after such Purchase Date and prior to the Termination Date with respect to Future Funding Transactions, Buyer may transfer funds increasing such Purchase Price for certain Assets), with a simultaneous agreement by Buyer to transfer such Assets to Seller for subsequent repurchase on the related Repurchase Date, which date shall not be later than the Termination Date, against the transfer of funds by Seller representing the Repurchase Price for such Assets.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

Section 2.01                             Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Accelerated Repurchase Date”:  Defined in Section 10.02.

“Actual Knowledge”:  With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, such actual knowledge shall include the actual knowledge of such Person and each of its employees, officers, directors and agents.

“Affiliate”:  With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person; provided, however, that in no event shall any of the following entities be considered an “Affiliate” of Seller or Guarantor; (i) the Pine River Entities or (ii) any Subsidiary or other Affiliates of, or any fund or other entity managed or advised from time to time by, any of the Pine River Entities solely to the extent that such Person would be considered an Affiliate solely as a result of a Pine River Entity’s direct or indirect ownership therein.

“Agreement”:  The meaning set forth in the initial paragraph hereof.

“Aggregate Amount Outstanding”:  On each date of the determination thereof, the total amount due and payable to Buyer by Seller in connection with all Transactions (including all Future Funding Transactions) under this Agreement outstanding on such date.

“Alternative Rate”:  A per annum rate based on an index approximating the behavior of LIBOR, as determined by Buyer.

“Amended and Restated Confirmation”:  Defined in Section 3.01(d).

“Anti-Corruption Laws”:  The U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Canadian Corruption of Foreign Public Officials Act or any other law applicable to Seller or any of its Affiliates  that prohibits the bribery of foreign officials to gain a business advantage.

“Anti-Money Laundering Laws”: The applicable laws or regulations in any jurisdiction in which Seller, Guarantor or any Affiliate of Seller or Guarantor is located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related  hereto.

“Applicable Percentage”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Appraisal”:  An appraisal of the related Mortgaged Property conducted by an Independent Appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and, in addition, certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, addressed to (either directly or pursuant to a reliance letter in favor of Buyer or reliance language in such Appraisal running to the benefit of Buyer as a successor and/or assign) and reasonably satisfactory to Buyer.

“Approved Representation Exception”:  With respect to a Purchased Asset, any Representation Exception furnished by Seller to Buyer and approved in writing by Buyer in its discretion prior to the related Purchase Date for such Purchased Asset.

“Asset”:  Each Whole Loan or Mezzanine Loan referenced on Schedule 2 to the Fee Letter.

“Assignee”:  Defined in Section 18.08(c).

“Assignment and Acceptance”:  Defined in Section 18.08(c).

“Bankruptcy Code”:  Title 11 of the United States Code, as amended.

“Basic Mortgage Asset Documents”:  Means the following original (except as otherwise permitted in Section 2.01 of the Custodial Agreement), fully executed and complete documents (in each case together with an original general assignment, an original assignment or allonge, as applicable, executed in blank and, as applicable, an original assignment and assumption agreement or any similar document required by the terms of the applicable Purchased Asset Documents to effectuate an assignment of such Asset, executed by Seller in blank):  (1) the

Mortgage Note or the Mezzanine Note, as applicable, (2) the Mortgage (and, in the case of a Mezzanine Loan, all related pledge and security agreements and UCC-1 financing statements executed in connection therewith), (3) the assignment of Mortgage, (4) the assignment of leases and rents, if any, (5) the assignment of assignment of leases and rents (if applicable), and (6) the related security agreement (if applicable) and, in the case of a Mezzanine Loan, each original certificate representing the related Equity Interests, together with an undated stock power, covering each such certificate, duly executed in blank).

“Blank Assignment Documents”:  Defined in Section 6.02(l).

“Book Value”:  For each Purchased Asset, as of any date, an amount equal to the lesser of (a) the outstanding principal amount or par value thereof as of such date, and (b) the price that Seller initially paid or advanced in respect thereof, plus any additional amounts advanced by Seller that were funded in connection with Seller’s future funding obligations under the related Purchased Asset Documents minus Principal Payments received by Seller and as further reduced by losses realized and write-downs taken by Seller, together with all other reductions in the unpaid balance due in connection with the related Whole Loan. The Book Value of each Purchased Asset shall be certified by Seller in the related Confirmation.

“Business Day”:  Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, Minnesota or North Carolina are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of LIBOR, a day on which dealings in Dollar deposits are not carried on in the London interbank market.

“Buyer”:  Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents, together with its successors and permitted assigns.

“Capital Lease Obligations”:  With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Stock”:  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Cause”:  With respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent Director or Independent Manager’s duties under the applicable by-laws, limited partnership agreement or limited liability company agreement, (ii) that such Independent Director or Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, (iii) that such Independent Director or Independent Manager is unable to perform his or her duties as Independent Director or Independent Manager due to death, disability or incapacity, or (iv) that such Independent Director or Independent Manager no longer meets the definition of Independent Director or Independent Manager.

“Change of Control”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Closing Certificate”:  A true and correct certificate in the form of Exhibit D-1, executed by a Responsible Officer of Seller.

“Closing Date”:  June 28, 2017.

“Code”:  The Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, in each case as amended, modified or replaced from time to time.

“Commercial Asset”:  An Asset that is not a Multifamily Asset but is otherwise secured by an acceptable Type of Mortgaged Property.

“Compliance Certificate”:  A true and correct certificate in the form of Exhibit D-2, executed by a Responsible Officer of Seller and Guarantor.

“Confirmation”:  A purchase confirmation in the form of Exhibit B, duly completed, executed and delivered by Seller and Buyer in accordance with Section 3.01.

“Connection Income Taxes”:  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Liabilities”:  With respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below in this definition), (b) obligations of such Person, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non-discretionary on the part of the lender.  The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person.  “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Contractual Obligation”:  With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Contribution Agreement”: For each Purchased Asset, collectively, the allonge, the general assignment, the assignment of security instrument and the assignment of assignment of leases and rents from Residual Pledgor to Seller.

“Control”:  With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Controlled Account Agreement”:  Those certain control agreements with respect to (i) the Waterfall Account, dated as of the date of this Agreement, among Seller, Buyer and Deposit Account Bank and (ii) the Servicer Account, dated as of the date of this Agreement, among Seller, Servicer, Buyer and Deposit Account Bank.

“Core Purchased Asset”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Current Mark-to-Market Value”:  For any Purchased Asset as of any date, the market value for such Purchased Asset as of such date as determined by Buyer in its sole discretion.

“Custodial Agreement”:  The Custodial Agreement, dated as of the Closing Date, among Buyer, Seller and Custodian, as the same may be amended, modified, waived, supplemented, extended, replaced or restated from time to time.

“Custodian”:  Wells Fargo Bank, National Association, or any successor permitted by the Custodial Agreement.

“Debt Yield”:  With respect to any Purchased Asset, as of any date of determination, the percentage equivalent of the quotient obtained by dividing (i) the underwritten annual net cash flow as of such date with respect to the Mortgaged Properties securing such

Purchased Asset, as determined by Buyer in its discretion, by (ii) the Purchase Price of such Purchased Asset as of such date.

“Default”:  Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Defaulted Asset”:  Any Purchased Asset (and any related Whole Loan, as applicable), (a) that is thirty (30) or more days (or, in the case of payments due at maturity, one (1) day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Purchased Asset Documents, in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents, other than those that were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset, unless consented to by Buyer in accordance with the terms of this Agreement, (b) for which there is a material non-monetary event of default under the related Purchased Asset Documents beyond any applicable notice or cure period in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents other than those that were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset, (c) as to which an Insolvency Event has occurred with respect to the Underlying Obligor, (d) as to which a Material Modification is made without the prior written consent of Buyer or (e) for which Seller or a Servicer has received notice of the foreclosure or proposed foreclosure of any Lien on the related Mortgaged Property; provided that with respect to any Mezzanine Loan, in addition to the foregoing such Mezzanine Loan will also be considered a Defaulted Asset to the extent that the related Whole Loan would be considered a Defaulted Asset as described in this definition provided, further, in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents.

“Deposit Account Bank”:  Wells Fargo Bank, National Association, or any other bank approved by Buyer.

“Derivatives Contract”:  Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross—currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Derivatives Termination Value”:  With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s)

determined as the mark—to—market value(s) for such Derivatives Contracts, as determined based on one or more mid—market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).

“Dollars” and “$”:  Lawful money of the United States of America.

“Early Repurchase Date”:  Defined in Section 3.04.

“Eligible Asset”:  An Asset that is either a Core Purchased Asset or a Low Cash Flow Purchased Asset and identified on Schedule 2 to the Fee Letter and satisfies each of the following additional criteria at all times:

(a)                                 such Asset has been approved as a Purchased Asset by Buyer in its sole discretion as of the related Purchase Date;

(b)                                 with respect to such Asset, no Representation Breach exists (other than an Approved Representation Exception);

(c)                                  such Asset is not a Defaulted Asset;

(d)                                 with respect to such Asset there are no future funding obligations, other than future funding obligations of Seller that are set forth in the Purchased Asset Documents delivered to Buyer and which future funding obligations are expressly retained by Seller;

(e)                                  immediately after giving effect to the purchase of such Asset by Buyer, such Asset does not result in a failure of the Facility Debt Yield Test;

(f)                                   the Mortgaged Property related to such Asset is located in the United States;

(g)                                  the Underlying Obligors related to such Asset are domiciled in the United States;

(h)                                 all obligations under the Asset and the Purchased Asset Documents are denominated and payable in Dollars;

(i)                                     with respect to such Asset, none of the Underlying Obligors (and any of their respective Affiliates) related to such Assets are Sanctioned Targets;

(j)                                    No Seller Party nor Manager shall hold an Equity Interest with respect to such Asset;

(k)                                 such Asset is secured by, or with respect to a Mezzanine Loan, the related Whole Loan is secured by a perfected, first-priority security interest on either a “stabilized” or a “transitional” commercial or multi-family property;

(l)                                     all Purchased Asset Documents related to such Asset have been delivered to Custodian in accordance with the terms hereof and the Custodial Agreement;

(m)                             the interest rate on the Mortgage Note related to such Asset is a floating rate;

(n)                                 if any portion of the Mortgaged Property related to such Asset is subject to a partial release, Buyer shall have received, on or before the effective date of such partial release, an Appraisal (which Appraisal may be the initial Appraisal delivered by the Underlying Obligor in connection with the origination of such Asset) specifying the value of the Mortgaged Properties which remain as security for the related Asset following the date of consummation for such partial release;

(o)                                 Seller has delivered an executed Irrevocable Redirection Notice to Buyer; and

(p)                                 all escrows, reserves and other collateral accounts related to such Asset are subject to a perfected security interest in favor of Seller, and each such security interest has been assigned to Buyer;

provided, that, notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a temporary or permanent asset-specific waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).

“Environmental Laws”:  Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.

“Equity Interests”:  With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized but unissued on any date.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate”:  Any trade or business (whether or not incorporated) that is a member of any Seller Party’s controlled group or under common control with any Seller Party, within the meaning of Section 414 of the Code.

“Event of Default”:  Defined in Section 10.01.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Excluded Taxes”:  Any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer:  (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an interest in the Repurchase Obligations pursuant to a law in effect on the date on which such Buyer (i) acquires such interest in the Repurchase Obligations or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 12.06, amounts with respect to such Taxes were payable either to such Buyer’s assignor immediately before such Buyer became a Party hereto or to such Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 12.06(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exit Fee”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Extension Conditions”:  Defined in Section 3.06.

“Extension Fee”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Extension Period”:  Defined in Section 3.06.

“Facility Debt Yield”:  As of any date of determination, the weighted average Debt Yield of all Purchased Assets subject to Transactions as of such date (weighted based upon the respective outstanding Purchase Prices of the Purchased Assets).

“Facility Debt Yield Test”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“FATCA”:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

“FDIA”:  Defined in Section 14.03.

“FDICIA”:  Defined in Section 14.04.

“Fee Letter”:  The fee and pricing letter, dated as of the Closing Date, between Buyer and Seller, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Financial Covenants”: The financial covenants of Guarantor as set forth in Section 9 of the Guarantee.

“Fitch”:  Fitch, Inc. or, if Fitch, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Foreign Buyer”:  A Buyer that is not a U.S. Person.

“Future Funding Amount”:  With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer pursuant to Section 3.10, the product of (a) the amount that Seller is funding (or has funded) as a post-closing advance on or prior to the related Future Funding Date as required by the related Purchased Asset Documents relating to such Purchased Asset (which amount, for the avoidance of doubt, shall exclude any post-closing advance relating to such Purchased Asset which was the subject of a previous Future Funding Transaction by Seller and approved by Buyer pursuant to Section 3.10), and (b) the Applicable Percentage for such Purchased Asset; provided, in no event shall the aggregate amount so requested by Seller exceed the amount of future funding set forth on the related Confirmation for the Transaction relating to such Purchased Asset, minus all previous Future Funding Amounts funded by Buyer relating to such Purchased Asset.

“Future Funding Date”:  With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer, the date on which Buyer funds a Future Funding Amount relating to such Purchased Asset.

“Future Funding Request Package”:  With respect to one or more Future Funding Transactions, the following, to the extent applicable and available, unless any such items were previously delivered to Buyer and have not been modified since the date of each such delivery:  (a) the related request for advance, executed by the related Underlying Obligor (which shall include evidence of Seller’s approval of the related Future Funding Transaction), and any other documents that require Seller to fund; (b) the related affidavit executed by the related Underlying Obligor which covers such issues as Buyer shall request, and any other related documents; (c) the executed fund control agreement (or the executed escrow agreement, if funding through escrow); (d) certified copies of all relevant trade contracts; (e) the title policy endorsement for the advance; (f) certified copies of any tenant leases; (g) certified copies of any service contracts; (h) updated financial statements, operating statements and rent rolls; (i) evidence of required insurance; (j) engineering reports and updates to the engineering reports; (k) an updated Underwriting

Package for the related Purchased Asset; and (l) copies of any additional documentation as required in connection therewith, or as otherwise requested by Buyer.

“Future Funding Transaction”:  Any Transaction approved by Buyer pursuant to Section 3.10.

“GAAP”:  Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”:  With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”:  Any (a) national or federal government, (b) state, regional or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi—judicial, quasi—legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic, and (h) supra-national body such as the European Union or the European Central Bank.

“Ground Lease”:  A ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Ground Lease Asset”:  An Asset the Mortgaged Property for which is secured or supported in whole or in part by a Ground Lease.

“Guarantee Agreement”: The Guarantee Agreement dated as of the Closing Date, made by Guarantor in favor of Buyer.

“Guarantee Obligation”:  With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives

Contract or other obligations or Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); and provided, further, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person.

“Guarantor”:  Granite Point Mortgage Trust Inc., a Maryland corporation.

“Guarantor Threshold Amount” Defined in the Fee Letter, which definition is incorporated herein by reference.

“Income”:  With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset) without duplication:  (a) all Principal Payments, (b) all Interest Payments, and (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including Principal Payments, Interest Payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds; provided, that any amounts that under the applicable Purchased Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default exists under such Purchased Asset Documents, (ii) the holder of the related Purchased Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Purchased Asset Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Purchased Asset Documents.

“Indebtedness”:  With respect to any Person and any date, all of the following with respect to such Person as of such date, without duplication:  (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed: (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of Preferred Equity or trust preferred securities, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off—Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligations of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Asset or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any other obligation of such Person with respect to such Purchased Asset that is senior to such Purchased Asset, purchase obligation, repurchase obligation, sale/buy-back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to the Repurchase Documents) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription credit agreement or otherwise.

“Indemnified Amounts”:  Defined in Section 13.01(a).

“Indemnified Person”:  Defined in Section 13.01(a).

“Indemnified Taxes”:  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Repurchase Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Appraiser”:  A professional real estate appraiser that (i) is approved by Buyer in its sole discretion; (ii) was not selected or identified by the Underlying Obligor and is not affiliated with the lender under the mortgage or the Underlying Obligor; (iii) if engaged by Seller or any of its Affiliates, Seller or such Affiliate, as applicable, is a “financial services institution” within the meaning of the Interagency Guidelines on Evaluations and Appraisals, (iv) is a member in good standing of the American Appraisal Institute; (v) is certified or licensed in the state where the subject Mortgaged Property is located and (vi) in each such case, has a minimum of five years’ experience in the subject property type.

“Independent Director” or “Independent Manager”:  An individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, or Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally recognized company approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional independent directors, independent managers and/or other corporate services in the ordinary course of its business, and which individual is duly appointed as Independent Director or Independent Manager and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a)                                 a member, partner, equity holder, manager, director, officer or employee of Seller, Pledgor, or any of their respective equity holders or Affiliates (other than as an Independent Director or Independent Manager of Seller or Pledgor or an Affiliate of Seller or Pledgor that does not own a direct or indirect ownership interest in Seller or Pledgor and that is required by a creditor to be a single purpose bankruptcy remote entity, provided, however, that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(b)                                 a creditor, supplier or service provider (including provider of professional services) to Seller, Pledgor or any of their respective equity holders or Affiliates (other than through a nationally-recognized company that routinely provides professional Independent Directors, Independent Managers and/or other corporate services to Seller, Pledgor, or any of their respective equity holders or Affiliates in the ordinary course of business);

(c)                                  a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)                                 a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition and satisfies subparagraph (a) by reason of being the Independent Director or Independent Manager of a Special Purpose Entity affiliated with Seller or Pledgor that does not own a direct or indirect ownership interest in Seller or Pledgor shall be qualified to serve as an Independent Director or Independent Manager of Seller or Pledgor if the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Seller or Pledgor in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Initial Termination Date”:  June 28, 2019.

“Insolvency Action”:  With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.

“Insolvency Event”:  With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”:  The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”:  Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Interest Expense”:  With respect to any Person and for any relevant time period, the amount of total interest expense incurred by such Person, and its consolidated Subsidiaries, including capitalized or accruing interest (but excluding interest funded under a construction loan), plus such Person’s proportionate share of interest expense from the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.

“Interest Payments”:  With respect to any Purchased Asset, all payments of interest, income, receipts, dividends, and any other collections and distributions received from time to time in connection with any such Purchased Asset.

“Intermediate Entity”:  Granite Point Operating Company LLC, TH Commercial Holdings LLC, Residual Pledgor and all other Persons, if any, that are Subsidiaries of Guarantor and have a direct or indirect ownership interest in Pledgor and Seller.

“Internal Control Event”:  (i) Fraud that involves management or other employees who have a significant role in the internal controls of any Seller Party over financial reporting, or (ii) fraud that involves management or other employees who have a significant role in the internal controls of Manager that could reasonably be expected to have a material adverse effect on the Guarantor or the Purchased Assets.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person.  Any binding commitment or option to make an Investment in any other Person shall constitute an Investment.  Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act”:  The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

“Irrevocable Redirection Notice”:  A notice in a form acceptable to Buyer that is executed by Seller and directs the remittance of all Income with respect to a Purchased Asset to an account designated by Buyer, which notice shall be held by Buyer in escrow pending automatic authorization to release upon the occurrence of an Event of Default.

“IRS”:  The United States Internal Revenue Service.

“Knowledge”:  With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.

“LIBOR”:  The rate of interest per annum determined by Buyer on the basis of the rate for deposits in Dollars for delivery on the first (1st) day of each Pricing Period, for a period approximately equal to such Pricing Period, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Determination Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation).  Each calculation by Buyer of LIBOR shall be conclusive and binding for all purposes, absent manifest error.  If the calculation of LIBOR results in a LIBOR rate of less than zero percent (0%), LIBOR shall be deemed to be zero percent (0%) for all purposes of this Agreement.

“Lien”:  Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Lockup Period Expiration Date”:  The last day of the lockup period set forth in Guarantor’s Form S-11 filing with the Securities and Exchange Commission (as the same may be amended) during which Sponsor is prohibited from distributing the Capital Stock of Guarantor to its shareholders.

“Low Cash Flow Purchased Asset”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Manager”:  Pine River Capital Management L.P., a Delaware limited partnership.

“Margin Call”:  Defined in Section 4.01.

“Margin Deficit”:  Defined in Section 4.01.

“Margin Percentage”:  For any Purchased Asset as of any date of determination, the percentage equivalent of the quotient obtained by dividing one (1) by the Applicable Percentage used to calculate the Purchase Price on the related Purchase Date.

“Market Disruption Event”:  Any event or events that, in the good faith determination of Buyer, results in (a) the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by commercial mortgage loans or securities, (b) Buyer not being able to finance Purchased Assets through the “repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events, (c) the effective absence of a “securities market” for securities backed by Purchased Assets, or (d) Buyer not being able to sell securities backed by Purchased Assets at prices that would have been reasonable prior to the occurrence of such event or events.

“Market Value”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Material Adverse Effect”:  Any event, development or circumstance that has a material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition, credit quality or prospects of any Seller Party, (b) the ability of Seller to pay and perform the Repurchase Obligations or the ability of Guarantor to pay and perform its obligations under the Guaranty, (c) the validity, legality, binding effect or enforceability of any Repurchase Document, Purchased Asset Document, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document, Purchased Asset Document or Purchased

Asset, or (e) the perfection or priority of any Lien granted under any Repurchase Document or Purchased Asset Document.

“Material Modification”:  Any (i) material amendment, waiver, termination, rescission, cancellation, release or any other material modification to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any material right or remedy of a holder (including all lending, corporate rights, remedies, consents, approvals and waivers) of, any Purchased Asset, or Purchased Asset Document or (ii) extension or release of collateral for any Purchased Asset (other than any such extension or release that is expressly permitted under the terms of the Purchased Asset documents without lender discretion).

“Materials of Environmental Concern”:  Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

“Maximum Aggregate Purchase Price”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Maximum Applicable Percentage”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Maximum Facility Amount”: The Maximum Aggregate Purchase Price; provided, that the Maximum Facility Amount on the expiration date of the Ramp-Up Period and on each date thereafter shall be an amount equal to the sum of (a) the then-current Aggregate Amount Outstanding, and (b) the product of (x) the Applicable Percentage and (y) those remaining future funding obligations that are scheduled in the Confirmation for the related Purchased Assets,  and have not yet been funded by Buyer as of such date. For the avoidance of doubt, the “Maximum Facility Amount” shall be reduced as Purchased Assets are repurchased, in whole or in part, and Margin Deficits are satisfied, all in accordance with the applicable terms of this Agreement.

“Maximum Purchased Asset PPV Requirement”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Mezzanine Loan”:  A performing mezzanine loan secured by pledges of 100% of the Equity Interests of the Mortgagor or an Affiliate of the Mortgagor under the related Whole Loan.

“Mezzanine Loan Documents”:  With respect to any Purchased Asset that is a Mezzanine Loan, the Mezzanine Note, those documents executed in connection with, evidencing or governing such Mezzanine Loan and the Mortgage Loan Documents for the related Whole Loan including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

“Mezzanine Note”:  The original executed promissory note or other tangible evidence of Mezzanine Loan indebtedness.

“Minimum Purchased Asset Debt Yield Requirement”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Moody’s”:  Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Mortgage”:  Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Asset File”:  The meaning specified in the Custodial Agreement.

“Mortgage Loan Documents”: With respect to any Whole Loan, those documents executed in connection with and/or evidencing or governing the related Whole Loan, including, without limitation those that are required to be delivered to Custodian under the Custodial Agreement.

“Mortgage Note”:  The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.

“Mortgaged Property”:  (I) In the case of a Whole Loan, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing repayment of the debt evidenced by (I) a Mortgage Note (in the case of a Whole Loan) and (II) in the case of a Mezzanine Loan, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral owned by the Person (or Affiliate of such Person) the equity of which is pledged as collateral security for such Mezzanine Loan.

“Mortgagee”:  The record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor”:  The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan”:  A Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multifamily Asset”:  An Asset with respect to which the Mortgaged Property consists of real property with five or more residential rental units (including mixed use multi-family/office and multi-family retail) as to which the majority of the underwritten revenue is from residential rental units.

“Non-Recourse Indebtedness”:  With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Off-Balance Sheet Obligations”:  With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so—called “synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide Tax deductibility as Interest Expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Other Connection Taxes”:  With respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Taxes (other than a connection arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Repurchase Document, or sold or assigned an interest in any Transaction or Repurchase Document).

“Other Taxes”: Any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Repurchase Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Repurchase Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant”:                     Defined in Section 18.08(b).

“Participant Register”:  Defined in Section 18.08(g).

“Party”:  The meaning set forth in the preamble to this Agreement.

“PATRIOT Act”:  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.

“Person”:  An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Pine River Entities”: Manager, Pine River Domestic Management L.P., Pine River Capital Management LLC and PRCM Advisers LLC.

“Plan”:  An employee benefit or other plan, as defined in Section 3(3) of ERISA, established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions, and that is covered by or subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Plan Asset Regulation”:  The regulation of the United States Department of Labor at 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA).

“Pledge and Security Agreement”:  The Pledge and Security Agreement, dated as of the Closing Date, made by Pledgor in favor of Buyer, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Pledged Assets”:  Defined in the Residual Pledge Agreement.

“Pledged Collateral”:  Defined in the Pledge and Security Agreement.

“Pledgor”:  GP Commercial WF Holdings LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Power of Attorney”: Defined in Section 18.19.

“PPV”:  With respect to any Purchased Asset as of any date, the ratio (expressed as a percentage) of the related Purchase Price to the Market Value of the related Mortgaged Property as of such date, as determined by Buyer in its discretion.

“Preferred Equity”:  A performing current pay preferred equity position (with a put or synthetic maturity date structure replicating a debt instrument and excluding any perpetual preferred equity positions) evidenced by a stock share certificate or other similar ownership certificate representing the entire equity ownership interest in entities that own income producing commercial real estate.

“Price Differential”:  For any Pricing Period or portion thereof, (a) for any  Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the outstanding Purchase Price for such Purchased Asset on each such day or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions

“Pricing Margin”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Pricing Period”:  For any Purchased Asset, (a) in the case of the first Remittance Date for such Purchased Asset, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset to the extent such Purchased Asset is actually repurchased on such Repurchase Date.

“Pricing Rate”:  For any Pricing Period, the sum of (a) LIBOR for such Pricing Period plus (b) the applicable Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate.

“Pricing Rate Determination Date”:  (a) In the case of the first Pricing Period for any Purchased Asset, the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, two (2) Business Days prior to the Remittance Date on which such Pricing Period begins.

“Principal Payments”:  For any Purchased Asset, all payments and prepayments of principal received for such Purchased Asset, including insurance and condemnation proceeds which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied and recoveries of principal from liquidation or foreclosure which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied.

“Purchase Agreement”:  Any purchase agreement between Seller and any Transferor pursuant to which Seller purchased or acquired an Asset which is subsequently sold to Buyer hereunder, which Purchase Agreement shall contain a grant of a security interest in favor of Seller and authorize the filing of UCC financing statements against the Transferor with respect to such Asset.

“Purchase Date”:  For any Purchased Asset, the date on which such Purchased Asset is purchased by Buyer from Seller in connection with a Transaction as set forth in the related Confirmation.

“Purchase Price”:  For any Purchased Asset, (a) as of the related Purchase Date and, as initially set forth in the related Confirmation as may be updated by Buyer and Seller from time to time, an amount equal to the product of the Market Value of such Purchased Asset, times the Applicable Percentage for such Purchased Asset, and (b) as of any other date, the amount described in the preceding clause (a), (i) increased by any Future Funding Amounts disbursed by Buyer to Seller or the related borrower with respect to such Purchased Asset, (ii) reduced by any amount of Margin Deficit transferred by Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (iii) reduced by any Principal Payments remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to clause fifth of Section 5.02, and (iv) reduced by any payments made by Seller in reduction of the outstanding Purchase Price,  in each case on or prior to such date of determination with respect to such Purchased Asset.

“Purchased Asset Data Summary”:  A monthly report from Seller to Buyer on each Purchased Asset, as required pursuant to Section 8.08(d), substantially in the form of Exhibit E.

“Purchased Asset Documents”:  Individually or collectively, as the context may require, the related Mortgage Loan Documents and the Mezzanine Loan Documents.

“Purchased Assets”:  (a) For any Transaction, each Asset sold by Seller to Buyer in such Transaction, and (b) in respect of the Transactions in general, all Assets sold by Seller to Buyer, in each case including, to the extent relating to such Asset or Assets, all of Seller’s right, title and interest in and to (i) Purchased Asset Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the amount advanced, (vii) amounts and property from time to time on deposit in the Waterfall Account or the Servicer Account, together with the Waterfall Account itself, (viii) collection, escrow, reserve, collateral or lock—box accounts and all amounts and property from time to time on deposit therein, to the extent of Seller’s or the holder’s interest therein, (ix) Income, (x) security interests of Seller in Derivatives Contracts entered into by Underlying Obligors, (xi) rights of Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xii) [reserved], (xiii) all supporting obligations of any kind, and (xiv) all proceeds related to the sale, securitization or other disposition thereof; provided, that (A) Purchased Assets shall not include any obligations of Seller or any Retained Interests, and (B) for purposes of the grant of security interest by Seller to Buyer set forth in Section 11.01, together with the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xiv).

“Ramp-Up Period”:  The period from the Closing Date to and including the thirtieth (30th) calendar day following the Closing Date.

“Rating Agency”:  Each of Fitch, Moody’s and S&P.

“Register”:  Defined in Section 18.08(f).

“REIT”:  A Person satisfying the conditions and limitations set forth in Section 856(b), Section 856(c), and Section 857(a) of the Code and qualifying as a real estate investment trust, as defined in Section 856(a) of the Code.

“Release”:  Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property.

“Release Amount”:  With respect to any Purchased Asset, an amount, equal to the lesser of (i) the product of (x) the applicable Release Percentage and (y) the outstanding Purchase Price of such Purchased Asset, and (ii) the Aggregate Amount Outstanding.

“Release Percentage”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Remedial Work”:  Any investigation, inspection, site monitoring, containment, clean—up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“Remittance Date”:  The seventeenth (17th) day of each month (or if such day is not a Business Day, the next following Business Day), or such other day as is mutually agreed to by Seller and Buyer.

“REOC”:  A Real Estate Operating Company within the meaning of Regulation Section 2510.3-101(e) of the Plan Asset Regulation.

“Representation Breach”:  Any representation, warranty, certification, statement or affirmation made or deemed made by any Seller, Pledgor or Guarantor in any Repurchase Document (including in Schedule 1) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document, that proves to be incorrect, false or misleading in any material respect when made or deemed made, without regard to any Knowledge or lack of Knowledge thereof by such Person; provided that no representation or warranty with respect to which a related Approved Representation Exception exists shall constitute a Representation Breach.

“Representation Exceptions”:  With respect to each Purchased Asset, a written list prepared by Seller and delivered to Buyer prior to the Purchase Date of such Purchased Asset specifying, in reasonable detail, the representations and warranties (or portions thereof) set forth in this Agreement (including in Schedule 1) that are not satisfied with respect to an Asset or Purchased Asset.

“Repurchase Date”:  For any Purchased Asset, the earliest to occur of (a) the Termination Date, without giving effect to any unexercised extensions thereof, (b) any Early Repurchase Date therefor, and (c) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation.

“Repurchase Documents”:  Collectively, this Agreement, the Custodial Agreement, the Fee Letter, the Controlled Account Agreements, the Servicing Agreement and any related sub-servicing agreements, the Pledge and Security Agreement, the Residual Pledge Agreement, the Guarantee Agreement, the Servicing Agreement Side Letter, the Servicer Joinder Agreement, the Power of Attorney, the Contribution Agreement for each Purchased Asset, all Irrevocable Redirection Notices, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

“Repurchase Obligations”:  All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer arising under or in connection with the Repurchase Documents, whether now existing or hereafter arising, and, without duplication, all interest and fees that accrue after the commencement by or against any Seller Party of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price”:  For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date (as increased by any Future Funding Amounts advanced in connection with such Purchased Asset), (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) all other amounts that are, or otherwise would be, due and payable as of such date by Seller to Buyer under this Agreement or any Repurchase Document, (d) any accrued and unpaid fees and expenses and accrued indemnity amounts, late fees, default interest, breakage costs and any other amounts owed by Seller or Guarantor to Buyer or any of its Affiliates under this Agreement, any Repurchase Document or otherwise, (e)  unless, simultaneously with such repurchase, all other amounts otherwise due and payable under this Agreement are being repaid in full in connection with the termination of this Agreement, any Release Amounts payable in connection with such Purchased Asset, and (f) any applicable Exit Fee, then-currently due in connection with the related Purchased Asset.

“Requirements of Law”:  With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Residual Pledge Agreement”: The Residual Pledge Agreement, dated as of the Closing Date, by Residual Pledgor in favor of Buyer, as the same may be amended, modified, waived, supplemented, extended, replaced or restated from time to time.

“Residual Pledgor”: TH Commercial Mortgage LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Responsible Officer”:  With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory pursuant to such Person’s Governing Documents.

“Retained Interest”:  (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits.

“S&P”:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Sanction” or “Sanctions”: Individually and collectively, any and all economic or financial sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities with jurisdiction over Seller or Guarantor or any of their Affiliates.

“Sanctioned Target”:  Any individual, entity, group, sector, territory, or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).

“Seller”:  The Seller named in the preamble of this Agreement, together with its permitted successors and assigns.

“Seller Party”: Each of Seller, Pledgor, each Intermediate Entity and Guarantor.

“Servicer”: For each Purchased Asset, as determined in accordance with Article 17, either (a) Wells Fargo Bank, National Association, or its designee, (b) Trimont Real Estate Advisors, LLC. or, (c) another servicer acceptable to Buyer, servicing such Purchased Asset under a Servicing Agreement.

“Servicer Account”:  The segregated, non-interest bearing account, created and maintained pursuant to the Servicing Agreement, established at Deposit Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.

“Servicer Event of Default”:  With respect to a Servicer, (a) any event of default (however defined) under the Servicing Agreement between Servicer, Seller and Buyer (if applicable), or (b) any failure of such Servicer to be rated by a Rating Agency as an approved servicer of commercial mortgage loans.

“Servicer Joinder Agreement” The Servicer Joinder Agreement, dated as of the Closing Date, between GP Commercial WF LLC and Trimont Real Estate Advisors, LLC., as the same may be amended, modified, waived, supplemented, extended, replaced or restated from time to time.

“Servicer Notice”:  A notice in the form of Exhibit G sent by Seller to Servicer, and countersigned and returned by Servicer, directing the remittance of all Income directly into the Waterfall Account.

“Servicing Agreement”:  (i) That certain Servicing and Asset Management Agreement, dated as of July 6, 2015, between Trimont Real Estate Advisors, LLC, as servicer and asset manager and TH Commercial Holdings LLC, as client or (ii) any other agreement acceptable to Buyer entered into by Seller and a Servicer, or among Buyer, Seller, and a Servicer, as applicable, for the servicing of the Purchased Assets.

“Servicing Agreement Extension Notice”: A notice in the form of Exhibit K sent by Buyer to Servicer, extending the termination date of the related Servicing Agreement pursuant to the terms of Section 17.01(b).

“Servicing Agreement Side Letter”: The Servicing Agreement Side Letter, dated as of the Closing Date, among Buyer, Seller and Servicer, as the same may be amended, modified, waived, supplemented, extended, replaced or restated from time to time.

“Servicing File”:  With respect to any Purchased Asset, the file retained and maintained by Seller or the related Servicer, including the originals or copies of all Purchased Asset Documents and other documents and agreements (i) relating to such Purchased Asset and/or the related Whole Loan, (ii) relating to the origination and/or servicing and administration of such Purchased Asset and/or the related Whole Loan, or (iii) that are otherwise reasonably necessary for the ongoing administration and/or servicing of such Purchased Asset and/or the related Whole Loan or for evidencing or enforcing any of the rights of the holder of such Purchased Asset or holders of interests therein, including to the extent applicable all servicing agreements, files, documents, records, data bases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset.

“Servicing Rights”:  With respect to any Purchased Asset, all right, title and interest of any Seller Party, or any other Person, in and to any and all of the following:  (a) rights to service and/or sub-service, and collect and make all decisions with respect to, the Purchased Assets and/or any related Whole Loans, (b) amounts received by any Seller Party or any other Person, for servicing and/or sub-servicing the Purchased Assets and/or any related Whole Loans, (c) late fees, penalties or similar payments as compensation with respect to the Purchased Assets and/or any related Whole Loans, (d) agreements and documents creating or evidencing any such rights to service and/or sub-service (including, without limitation, all Servicing Agreements), together with all documents, files and records relating to the servicing and/or sub-servicing of the Purchased Assets and/or any related Whole Loans, and rights of each Seller Party and Affiliate thereof, and any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets and/or any related Whole Loans, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets and/or any related Whole Loans, and (g) accounts and other rights to payment related to the Purchased Assets and/or any related Whole Loans.

“Solvent”:  With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time:  (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Special Purpose Entity”: A corporation, limited partnership or limited liability company that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 9.

“Sponsor”: Two Harbors Investment Corp., a Maryland corporation.

“Structuring Fee”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Subsequent Transaction”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Taxes”:  All present or future taxes, levies, imposts, duties,  deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date”:  The earliest of (a) the Initial Termination Date, as such date may be extended pursuant to Section 3.06,  (b)  any Accelerated Repurchase Date, and (c) any date on which the Termination Date shall otherwise occur in accordance with the provisions hereof or Requirements of Law.

“Transaction”:  With respect to the Assets purchased on each Purchase Date, the sale and transfer of all such Assets from Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to Seller representing the Purchase Price or any additional Purchase Price for such Assets.

“Transferor”:  The seller of an Asset under a Purchase Agreement.

“Type”:  With respect to a Mortgaged Property underlying any Purchased Asset, such Mortgaged Property’s classification as one of the following, as designated by Buyer in its sole discretion on the related Confirmation: multifamily or commercial.  For the avoidance of doubt, the Type shall reflect a Mortgaged Property’s primary use.  If a Mortgaged Property is a mixed use property, then Buyer shall determine, in its sole discretion, the primary use of such Mortgaged Property.

“UCC”:  The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of a Requirement of Law, the perfection, effect on perfection or non-perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Underlying Obligor”:  Individually and collectively, as the context may require, (a) in the case of any Purchased Asset that is a Whole Loan, the Mortgagor and each obligor and guarantor under such Purchased Asset, including (i) any Person who has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Purchased Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Purchased Asset Documents relating to such Purchased Asset, and (b) in the case of any Purchased Asset that is a Mezzanine Loan, the borrower under the related Mezzanine Loan, and any other Person who has assumed or guaranteed the obligation of such Mezzanine Loan borrower.

“Underwriting Package”:  With respect to one or more Assets, the internal document or credit committee memorandum setting forth all material information relating to an Asset which is known by Seller, prepared by Seller for its evaluation of such Asset, to include at a minimum all the information required to be set forth in the relevant Confirmation.  In addition, the Underwriting Package shall include all of the following, to the extent applicable and available:

(a)                                 all Purchased Asset Documents required to be delivered to Custodian under Section 2.01 of the Custodial Agreement;

(b)                                 an Appraisal, together with a property condition report, a Phase I environmental report and, if appropriate, a seismic report;

(c)                                  the current occupancy report, tenant stack and rent roll;

(d)                                 at least two (2) years of property-level financial statements;

(e)                                  the current financial statement of the Underlying Obligor;

(f)                                   the Mortgage Asset File;

(g)                                  third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, market studies and other due diligence materials prepared by or on behalf of or delivered to Seller;

(h)                                 aging of accounts receivable and accounts payable;

(i)                                     copies of all Purchased Asset Documents not otherwise required to be delivered pursuant to clause (a) above;

(j)                                    such further documents or information as Buyer may request;

(k)                                 any and all agreements, documents, reports, or other information concerning the Purchased Assets (including, without limitation, all of the related Purchased Asset Documents) received or obtained in connection with the origination of the Purchased Assets;

(l)                                     any other material documents or reports concerning the Purchased Assets prepared or executed by any Seller Party; and

(m)                             if the related Asset was acquired by Seller from a third party, all documents, instruments and agreements received in respect of the closing of the acquisition transaction under the Purchase Agreement.

“Upsize Fee”:  Defined in the Fee Letter, which definition is incorporated herein by reference.

“Upsize Option”:  Defined in Section 3.06(b).

“U.S. Person”:  Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”:  Defined in Section 12.06(e).

“VCOC”: A “venture capital operating company” within the meaning of Section 2510.3-101(d) of the Plan Asset Regulations.

“Waterfall Account”:  A segregated non-interest bearing account established at Deposit Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.

“Whole Loan”:  A performing commercial real estate whole loan made to the related Underlying Obligor and secured primarily by a perfected, first priority Lien in the related underlying Mortgaged Property, including, without limitation with respect to any Mezzanine Loan, the Whole Loan made to the Mortgagor or Affiliate of such Mortgagor whose Equity Interests, directly or indirectly, secure such Mezzanine Loan.

Section 2.02                             Rules of Interpretation.  Headings are for convenience only and do not affect interpretation.  The following rules of this Section 2.02 apply unless the context requires otherwise.  The singular includes the plural and conversely.  A gender includes all genders.  Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.  A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article,

Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof.  A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns in each case permitted by the Repurchase Documents.  A reference to an agreement or document is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document.  A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it.  A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form.  A reference to conduct includes an omission, statement or undertaking, whether or not in writing.  A Default or Event of Default exists until it has been cured or waived in writing by Buyer.  The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise.  The word “including” is not limiting and means “including without limitation.”  The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”  The words “will” and “shall” have the same meaning and effect.  A reference to day or days without further qualification means calendar days.  A reference to any time means New York time.  This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms.  Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries.  All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9.  A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein.  A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing.  A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form.  Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise.  At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form.  The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties.  No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves.  Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion.  Reference herein or in any other Repurchase Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive.  In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein.

ARTICLE 3

THE TRANSACTIONS

Section 3.01                             Procedures.

(a)                                 From time to time during the Ramp-Up Period, Seller shall initiate the related Transactions by requesting that Buyer enter into a proposed Transaction and sending Buyer a notice which (i) describes the proposed Transaction and each proposed Asset and any related Mortgaged Property and other security therefor in reasonable detail, (ii) transmits a complete Underwriting Package for each proposed Asset, (iii) set forth the Representation Exceptions requested, if any, with respect to each proposed Asset, and (iv) indicates the amount of all then-currently unfunded future funding obligations, and the portion thereof expected to be funded by Buyer under Section 3.10.  Seller shall promptly deliver to Buyer any supplemental materials requested at any time by Buyer.  Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer determines appropriate.  Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions.  For the avoidance of doubt, it is contemplated that there will only be twelve (12) Transactions entered into hereunder between Seller and Buyer (excluding any Future Funding Transactions in respect thereof pursuant to Section 3.10), and the Purchase Date for such Transactions will occur during the Ramp-Up Period  It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from Seller notwithstanding such incompleteness and inaccuracies.  In the event of a Representation Breach with respect to a particular Purchased Asset, Seller shall immediately repurchase the related Asset or Assets in accordance with Section 3.05.

(b)                                 Buyer shall give Seller notice of the date when Buyer has received a complete Underwriting Package, supplemental materials and any other documentation required pursuant to Section 3.01(a) or otherwise required under any Repurchase Documents.

(c)                                  If Buyer communicates to Seller a final non-binding determination that it is willing to purchase any or all of such Assets, Seller shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price and such other terms and conditions as Buyer may require prior to the related Purchase Date.  If Buyer requires changes to any preliminary

Confirmation, Seller shall make such changes and re-execute such preliminary Confirmation.  If Buyer determines to enter into a Transaction with respect to such Asset on the terms described in the related preliminary Confirmation, Buyer shall promptly execute and return the same to Seller, which shall thereupon become effective as the Confirmation of the Transaction with respect to such Asset.  Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation.  For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, (ii) be deemed to have approved the purchase of an Asset by virtue of the approval or entering into by Buyer of a rate lock agreement, interest rate protection agreement, total return swap or any other agreement with respect to such Asset, or (iii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.

(d)                                 Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of each Transaction covered thereby, and shall be construed to be cumulative to the extent possible, but in no way shall be construed as evidence of Buyer’s agreement subsequently to purchase additional amounts of, or other, Assets.  If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, such Confirmation shall prevail.  Whenever the Applicable Percentage or any other term of a Transaction (other than the Market Value and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation in the form attached hereto as Exhibit J (an “Amended and Restated Confirmation”) reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Seller and executed by the Parties.

(e)                                  The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset.

(f)                                   Neither any Transaction nor any Future Funding Transaction shall be entered into if (i) any Margin Deficit, Default, Event of Default, Market Disruption Event or Material Adverse Effect exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Termination Date, (iii) the proposed Purchased Asset does not qualify as an Eligible Asset, (iv) after giving effect to such Transaction, the Aggregate Amount Outstanding would exceed the Maximum Facility Amount, (v) if Buyer determines not to enter into such Transaction for any reason or for no reason, (vi) all Purchased Asset Documents have not been delivered to Custodian in accordance with the applicable provisions of this Agreement and the Custodial Agreement, (vii) the Facility Debt Yield Test is then-currently being breached, (viii) the proposed Purchased Asset does not comply with either the Minimum Purchased Asset Debt Yield Requirement or the Maximum Purchased Asset PPV Requirement, or (ix) with respect to Transactions (other than Future Funding Transactions), such Purchase Date would occur after expiration of the Ramp-Up Period.

Section 3.02                             Transfer of Purchased Assets; Servicing Rights.  On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Schedule 2 (or if not specified therein, in the related Confirmation or as directed by Seller), and (b) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller’s right, title and interest (except with respect to any Retained Interests) in and to such Purchased Asset, together with all related Servicing Rights.  For the avoidance of doubt, the facility provided hereunder is not a revolving facility and Seller shall not have the right to (i) enter into any Transactions (other than Future Funding Transactions prior to the Termination Date) after the expiration of the Ramp-Up Period or (ii) repurchase and re-sell Purchased Assets to Buyer after the related Purchase Date.  The Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, and such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents.

Section 3.03                             Maximum Facility Amount.  The Aggregate Amount Outstanding as of any date of determination shall not exceed the Maximum Facility Amount.  If the Aggregate Amount Outstanding as of any date of determination exceeds the Maximum Facility Amount, Seller shall immediately pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Facility Amount.

Section 3.04                             Early Repurchase Date; Mandatory Repurchases.  Seller may terminate the Transaction with respect to any or all Purchased Assets and repurchase such Purchased Assets on any date prior to the scheduled Repurchase Date (including in connection with a full payoff of all amounts due in respect of such Purchased Asset by the related Underlying Obligor) (an “Early Repurchase Date”); provided, that (a) Seller notifies Buyer at least three (3) Business Days before the proposed Early Repurchase Date identifying the Purchased Asset(s) to be repurchased and the Repurchase Price thereof, (b) Seller delivers a certificate from a Responsible Officer of Seller in form and substance satisfactory to Buyer certifying that no Margin Deficit, Default or Event of Default exists or would exist as a result of such repurchase, there are no other Liens on the remaining Purchased Assets, Pledged Collateral or Pledged Assets other than Liens granted pursuant to the Repurchase Documents, and such repurchase would not cause Seller to violate the Facility Debt Yield Test, (c) if the Early Repurchase Date is not a Remittance Date, Seller pays to Buyer any amount due under Section 12.03, and (d) Seller pays to Buyer any Exit Fee due in accordance with Section 3.07 and Seller thereafter complies with Section 3.05.  Notwithstanding the foregoing, should any Margin Deficit exist after giving effect to any repurchase under this Section 3.04, Seller shall also pay the amount of each related Margin Deficit to Buyer at the same time that Seller pays the related Repurchase Price to Buyer hereunder.

In addition to other rights and remedies of Buyer under any Repurchase Document, Seller shall, in accordance with the procedures set forth in this Section 3.04 and Section 3.05 immediately repurchase any Purchased Asset that (I) either (a) no longer qualifies as an Eligible Asset, as determined by Buyer, or (b) for which all documents required to be delivered to

Custodian under the Custodial Agreement have not been so delivered on a timely basis or (II) is a Mezzanine Loan, immediately after the related Whole Loan is no longer a Purchased Asset.

Section 3.05                             Repurchase.  On the Repurchase Date for each Purchased Asset, Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and, so long as no Default or Event of Default has occurred and is continuing and no unsatisfied Margin Deficit exists, Buyer shall transfer to Seller such Purchased Asset, whereupon the Transaction with respect to such Purchased Asset shall terminate; provided, however, that Buyer shall have no obligation to transfer to Seller, or release any interest in, such Purchased Asset until Buyer shall have received payment in full of the Repurchase Price therefor.  Any Release Amount which is paid by Seller as part of the Repurchase Price shall be applied by Buyer pursuant to clause sixth of Section 5.01 to reduce the outstanding Purchase Price of the remaining Purchased Assets as determined by Buyer in its discretion.  So long as no Default or Event of Default has occurred and is continuing, upon receipt by Buyer of the Repurchase Price and all other amounts due and owing to Buyer and its Affiliates under this Agreement and each other Repurchase Document as of such Repurchase Date, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall authorize Custodian (in accordance with the terms of the Custodial Agreement) to release to Seller the Purchased Asset Documents for such Purchased Asset and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein.  Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer.  Any Income with respect to such Purchased Asset received by Buyer or Deposit Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller.  Notwithstanding the foregoing, on or before the Termination Date, Seller shall repurchase all Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations.  Notwithstanding any provision to the contrary contained elsewhere in any Repurchase Document, at any time during the existence of an unsatisfied Margin Deficit, an uncured Default or Event of Default, Seller shall only be permitted to repurchase a Purchased Asset in connection with a full payoff of all amounts due in respect of such Purchased Asset by the Underlying Obligor or a sale of such Purchased Asset to an independent third party, if Seller shall pay directly to Buyer an amount equal to the sum of (i) the greater of (x) the Repurchase Price of the related Purchased Asset, and (y) one-hundred percent (100%) of the net proceeds paid in connection with the payoff of such Purchased Asset or one hundred percent (100%) of the net proceeds received by Seller in connection with the sale of such Purchased Asset, as applicable, plus (ii) an amount equal to the related unpaid Margin Deficit, if any.  The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset, if any, shall be applied by Buyer to reduce any other amounts then due and payable to Buyer, as determined in its discretion, under this Agreement.

Section 3.06                             Termination Date Extension Options and Maximum Facility Amount Upsize Option.

(a)                                 Termination Date Extension Options. At the request of Seller delivered to Buyer in writing no earlier than ninety (90) days and no later than thirty (30) days before the then-current Termination Date, provided that the Extension Conditions set forth below are fully satisfied both on the date of Seller’s written request and as of the then-current Termination Date, Buyer shall grant to Seller an option to separately extend the Termination Date for two (2) consecutive one-year periods (each, an “Extension Period”). Any extension of the Termination Date shall be subject to the satisfaction of the following conditions, as determined by Buyer in its sole discretion (each, an “Extension Condition”):  (i) no Default or any Event of Default has occurred and is continuing, (ii) no Margin Deficit shall be outstanding, (iii) Seller shall have made a timely written request to extend the then-current Termination Date as provided in this Section 3.06, (iv) each of the Purchased Assets shall be in compliance with the Facility Debt Yield Test, (v) all Purchased Assets otherwise qualify as Eligible Assets, and (vi) Seller has paid to Buyer the Extension Fee on or before the then-current Termination Date.  If the Extension Conditions are not fully satisfied as of the current Termination Date, then notwithstanding any prior approval by Buyer of Seller’s request to extend the then-current Termination Date, Seller shall have no right to extend the then-current Termination Date, and any pending request to extend the then-current Termination Date shall be deemed to be denied.  Notwithstanding anything to the contrary in this Section 3.06, in no event shall the Termination Date be extended for more than two (2) Extension Periods. For the avoidance of doubt, exercise of an extension of the Termination Date pursuant to this Section 3.06 shall not extend the scheduled Repurchase Date of any Transaction for any period in excess of one (1) year.

(b)                                 Maximum Facility Amount Upsize Option.         At any time during the Ramp-Up Period, Seller may request an increase of the Maximum Facility Amount (the “Upsize Option”) by written notice delivered to Buyer.  Buyer may, in its sole discretion, upon written notice to Seller and receipt of the applicable Upsize Fee, agree to the Upsize Option and enter into a Subsequent Transaction.

Section 3.07                             Payment of Price Differential and Fees.

(a)                                 Notwithstanding that Buyer and Seller intend that each Transaction entered into hereunder constitute a sale to Buyer of the Purchased Assets subject thereto, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date.  Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect (i) the accrual of such obligations in accordance with this Agreement or (ii) Seller’s obligation to pay such amounts.  If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.

(b)                                 Seller shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement and in the Fee Letter.

Section 3.08                             Payment, Transfer and Custody.

(a)                                 Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Seller or Guarantor under the Repurchase Documents shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due, in immediately available Dollars and without deduction, set-off or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day.  Whenever any payment under the

Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment.  Seller shall, to the extent permitted by Requirements of Law, pay to Buyer interest in connection with any amounts not paid when due under the Repurchase Documents, which interest shall be calculated at a rate equal to the Default Rate, until all such amounts are received in full by Buyer.  Amounts payable to Buyer and not otherwise required to be deposited into the Servicer Account shall be deposited into an account of Buyer.  Seller shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account or the Waterfall Account or the Servicer Account.

(b)                                 Any Purchased Asset Documents not delivered to Buyer or Custodian on the relevant Purchase Date and subsequently received or held by or on behalf of Seller are and shall be held in trust by Seller or its agent for the benefit of Buyer as the owner thereof until so delivered to Buyer or Custodian.  Seller or its agent shall maintain a copy of such Purchased Asset Documents and the originals of the Purchased Asset Documents not delivered to Buyer or Custodian.  The possession of Purchased Asset Documents by Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting the related Servicer with its duties under the Servicing Agreement.  Each Purchased Asset Document retained or held by or on behalf of Seller or its agent shall be segregated on Seller’s books and records from the other assets of Seller or its agent, and the books and records of Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing-released basis.  Seller or its agent shall release its custody of the Purchased Asset Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets by Servicer or is in connection with a repurchase of any Purchased Asset by Seller, in each case in accordance with the Custodial Agreement.

Section 3.09                             Repurchase Obligations Absolute.  All amounts payable by Seller under the Repurchase Documents shall be paid without notice, demand, counterclaim, set-off, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of:  (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset, the Pledged Collateral or related Mortgaged Property, (b) any Insolvency Proceeding relating to Seller, any Underlying Obligor, or any action taken with respect to any Repurchase Document, Purchased Asset Document by any trustee or receiver of Seller, any Underlying Obligor, or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Purchased Asset Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing.  The Repurchase Obligations shall be full recourse to Seller and limited recourse to Guarantor to the extent of, and subject to the specified full-recourse provisions set forth in, the Guarantee Agreement.  This Section 3.09 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

Section 3.10                             Future Funding Transaction.  Buyer’s agreement to enter into any Future Funding Transaction is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into such Future Funding Transaction and also after giving effect to the consummation thereof:

(i)                                     Seller shall give Buyer written notice of each Future Funding Transaction, together with a signed Amended and Restated Confirmation prior to the related Future Funding Date, signed by a Responsible Officer of Seller.  Each Amended and Restated Confirmation shall identify the related Whole Loan and/or Mezzanine Loan, shall identify Buyer and Seller, shall set forth the requested Future Funding Amount and shall be executed by both Buyer and Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on an Amended and Restated Confirmation that has not been signed by a Responsible Officer of Seller.  Each Amended and Restated Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Future Funding Transaction covered thereby, and shall be construed to be cumulative to the extent possible.  If terms in an Amended and Restated Confirmation are inconsistent with terms in this Agreement with respect to a particular Future Funding Transaction, such Amended and Restated Confirmation shall prevail.

(ii)                                  For each proposed Future Funding Transaction, no less than seven (7) Business Days prior to the proposed Future Funding Date, Seller shall deliver to Buyer a Future Funding Request Package.  Buyer shall have the right to conduct an additional due diligence investigation of the Future Funding Request Package and/or the related Whole Loan and/or Mezzanine Loan as Buyer determines.  Buyer shall be entitled to make a determination, in the exercise of its sole and absolute discretion whether, in the case of a Future Funding Transaction, it shall or shall not advance the requested Future Funding Amount.  If Buyer determines not to advance a requested Future Funding Amount with respect to any Purchased Asset, Seller shall promptly satisfy all future funding obligations with respect to each Purchased Asset as and when required pursuant to the related Purchased Asset Documents, together with the terms of this Agreement.  Prior to the approval of each proposed Future Funding Transaction by Buyer, Buyer shall have determined, in its sole and absolute discretion, that (A) all of the applicable conditions precedent for a Transaction, as described in Section 6.02, have been met by Seller, (B) the Facility Debt Yield Test is in compliance both before and after giving effect to the proposed Transaction, (C) the related Purchased Asset is not a Defaulted Asset, (D) the related Purchased Asset satisfies the Maximum Purchased Asset PPV Requirement and the Minimum Purchased Asset Debt Yield Requirement both before and after giving effect to the proposed Transaction and (E) all related conditions precedent set forth in the related Purchased Asset Documents have been satisfied. Notwithstanding any other provision herein or otherwise, Buyer shall have no obligation to enter into any Future Funding Transaction (even with respect to any Purchased Asset identified on the applicable Purchase Date as having future funding obligations).  Any determination to enter into a Future Funding Transaction shall be made in Buyer’s sole and absolute discretion.

(iii)                               Upon the approval by Buyer of a particular Future Funding Transaction, Buyer shall deliver to Seller a signed copy of the related Amended and Restated Confirmation, on or before the related Future Funding Date.  On the related Future

Funding Date, which shall occur no later than three (3) Business Days after the final approval of the Future Funding Transaction by Buyer (a) if an escrow agreement has been established in connection with such Future Funding Transaction, Buyer shall remit the related Future Funding Amount to the related escrow account, (b) if the terms of the Purchased Asset Documents provide for a reserve account in connection with future advances, Buyer shall remit the related Future Funding Amount to the applicable reserve account and (c) otherwise, Buyer shall remit the related Future Funding Amount directly to the related Underlying Obligor.

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01                             Margin Deficit.

(a)                                 If on any date (I) the Market Value of a Purchased Asset (excluding any changes in the Market Value that are due to interest rate or credit spread movements) is less than the product of (A) the Margin Percentage times (B) the outstanding Purchase Price for such Purchased Asset as of such date (the excess, if any, a “Margin Deficit”) or (II) the Facility Debt Yield Test is not satisfied as of such date, then Buyer shall have the right from time to time as determined in its sole discretion to make a margin call on Seller (a “Margin Call”).

(b)                                 Upon Buyer making a Margin Call in accordance with this Agreement, Seller shall, within two (2) Business Days after notice of such Margin Call from Buyer, transfer cash to Buyer, so that, after giving effect to such transfer, the Margin Deficit is cured or the Facility Debt Yield Test is satisfied, as applicable.

(c)                                  Buyer’s election not to deliver, or to forbear from delivering, a Margin Call at any time shall not waive or be deemed to waive the Margin Call  or in any way limit, stop or impair Buyer’s right to deliver a Margin Call at any time when the same or any other Margin Call exists.  Buyer’s rights relating to Margin Calls under this Section 4.01 are cumulative and in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

(d)                                 A Margin Call may be made with respect to a single Purchased Asset or multiple Purchased Assets in Buyer’s sole and absolute discretion. Seller and Buyer shall execute and deliver updated Confirmations for all related Purchased Assets to reflect the terms and conditions of any Margin Calls effectuated pursuant to the terms of this Article 4.

(e)                                  All cash transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be deposited into the Waterfall Account, except as directed by Buyer, and notwithstanding any provision in Section 5.02 to the contrary, shall be applied to reduce the Purchase Price of such Purchased Asset.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01                             Waterfall Account.  The Waterfall Account shall be established at Deposit Account Bank.  Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a)(2) of the UCC) over the Waterfall Account pursuant to the terms of the applicable Controlled Account Agreement.  Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Waterfall Account.  All Income received in respect of the Purchased Assets, shall be transferred by Servicer, subject to the applicable provisions of the Servicing Agreement, from the Servicer Account into the Waterfall Account within two (2) Business Days of receipt of properly identified funds.  All such Income, once deposited in the Waterfall Account, shall be applied to and remitted by Deposit Account Bank in accordance with this Article 5.

Section 5.02                             Before a Default or an Event of Default.  If no Default or Event of Default exists, all Income described in Section 5.01 and other amounts deposited into the Waterfall Account during each Pricing Period shall be applied by Deposit Account Bank on the next following Remittance Date in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Call (without limiting Seller’s obligation to satisfy a Margin Call in a timely manner as required by Section 4.01);

fourth, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement;

fifth, to pay to Buyer, the Applicable Percentage of any Principal Payments (to the extent actually deposited into the Waterfall Account);

sixth, to pay to Buyer the Release Amount then due pursuant to Section 3.05, if any, which Release Amount shall be applied to reduce the then-current unpaid Purchase Prices of one or more of the remaining Purchased Assets, as Buyer shall determine in its discretion;

seventh, to pay to Buyer any other amounts due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents; and

eighth, to pay to Seller any remainder for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents.

Section 5.03                             After Default or Event of Default.  If a Default or Event of Default exists, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Deposit Account Bank, on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such date;

second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement (excluding any fees due and payable to a Servicer that is an Affiliate of Seller);

fourth, to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer, until the Aggregate Amount Outstanding has been reduced to zero); and

fifth, to pay to Buyer all other Repurchase Obligations due to Buyer.

Section 5.04                             Seller to Remain Liable.  If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date or Termination Date, whether due to the occurrence of an Event of Default or otherwise, Seller shall remain liable to Buyer for payment of all such amounts when due.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01                             Conditions Precedent to Initial Transaction.  Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied or waived by Buyer, on and as of the Closing Date and the first Purchase Date:

(a)                                 Buyer has received the following documents, each dated the Closing Date unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate or its documentary equivalent dated a recent date with respect to Seller, Pledgor, Residual Pledgor and Guarantor (including, with respect to Seller, in each jurisdiction where any Mortgaged Property is located to the extent necessary for Buyer to enforce its rights and remedies thereunder), (iii) certificates of the secretary or an assistant secretary of Seller, Pledgor, Residual Pledgor and Guarantor with respect to attached copies of the Governing Documents and applicable resolutions of Seller, Pledgor, Residual Pledgor and Guarantor, and the incumbencies and signatures of officers of Seller, Pledgor, Residual Pledgor and Guarantor executing the Repurchase Documents to which each is a party, evidencing the authority of Seller, Pledgor, Residual Pledgor and Guarantor with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed Power of Attorney, (vi) such opinions from counsel to Seller, Pledgor, Residual Pledgor and Guarantor as Buyer may require, including with respect to corporate matters (including, without limitation, (1) the valid existence and good standing of Seller, Pledgor, Residual Pledgor and Guarantor and the enforceability of their respective operating agreements), (2) the due authorization, execution, delivery and enforceability of each of the Repurchase Documents, (3) non-contravention, no governmental consents or approvals required other than those that have been obtained, and no violation of law, (4) validly granted and perfected security interests in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Documents, (5) Investment Company Act matters (including Volcker rule compliance) and (6) the applicability of Bankruptcy Code safe harbors (including Buyer’s related liquidation, termination and offset rights), (vii) a duly completed Compliance Certificate, and (viii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;

(b)                                 (i) UCC financing statements have been filed against Seller, Pledgor and Residual Pledgor in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller and the Purchased Assets as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer;

(c)                                  Buyer has received payment from Seller of all fees and expenses then payable under Section 3.07(b), the related provisions of the Fee Letter and all expenses payable as contemplated by Section 13.02, together with any other fees and expenses otherwise due and payable pursuant to any of the other Repurchase Documents;

(d)                                 Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence) and modeling as Buyer may require;

(d)                                 Buyer has received approval from its internal credit committee and all other necessary approvals required for Buyer, to enter into this Agreement and consummate Transactions hereunder;

(e)                                  Guarantor has completed its initial public offering of Capital Stock; and

(f)                                   No Material Adverse Effect with respect to Guarantor shall exist.

Section 6.02                             Conditions Precedent to All Transactions.  In addition to the conditions set forth in Section 6.01, Buyer shall not be obligated to enter into any Transaction or any Future Funding Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Asset on and as of the related Purchase Date and each Future Funding Date therefor:

(a)                                 Buyer has received the following documents for each prospective Purchased Asset:  (i) [reserved], (ii) an Underwriting Package or a Future Funding Underwriting Package, as applicable, (iii) a Confirmation, (iv) [reserved], (v) Irrevocable Redirection Notices, (vi) a trust receipt and other items required to be delivered under the Custodial Agreement, (vi) the related Servicing Agreement, if a copy was not previously delivered to Buyer, (vii) a Servicer Notice, (viii) a duly completed Compliance Certificate and (ix) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;

(b)                                 immediately before such Transaction (including any Future Funding Transaction) and immediately after giving effect thereto and to the intended use thereof, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit, Market Disruption Event or Material Adverse Effect shall have occurred, and the Facility Debt Yield Test is in compliance, and no default or event of default exists under any other financing, hedging, security or other agreement (other than this Agreement) between a Seller Party and/or any Affiliate thereof, and Buyer or any Affiliate thereof;

(c)                                  Buyer has completed its due diligence review of the Underwriting Package, Purchased Asset Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;

(d)                                 Buyer has received payment from Seller of the Upsize Fee, if applicable;

(e)                                  Buyer has (i) determined that such Asset is an Eligible Asset and complies, on the related Purchase Date, with both the Minimum Purchased Asset Debt Yield Requirement and the Maximum Purchased Asset PPV Requirement, (ii) approved the purchase of such Asset, (iii) obtained all necessary internal credit and other approvals for such Transaction or Future Funding Transaction, as applicable, and (iv) executed the Confirmation;

(f)                                   Guarantor is in compliance with the applicable Financial Covenants;

(g)                                  immediately after giving effect to such Transaction or Future Funding Transaction, as applicable, the Aggregate Amount Outstanding does not exceed the Maximum Facility Amount;

(h)                                 the Repurchase Date specified in the Confirmation is not later than the Termination Date;

(i)                                     Seller has satisfied all requirements and conditions and has performed all covenants, duties, obligations and agreements contained in the other Repurchase Documents to be performed by such Person on or before the related Purchase Date;

(j)                                    to the extent the related Purchased Asset Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received satisfactory evidence that Seller has given notice to the applicable Persons of Buyer’s interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;

(k)                                 Seller has provided Buyer with copies of any license, registration or other similar certification or official document available to Seller from the jurisdiction where the related underlying Mortgaged Property is located, to the extent necessary for Seller to enforce its rights and remedies under the related Purchased Asset Documents;

(l)                                     if requested by Buyer, to the extent not covered by opinions previously delivered under similar facts and circumstances where there has been no change in Requirements of Law in connection with this Agreement, such customary opinions from counsel to Seller, Pledgor and Guarantor as Buyer may require, including, without limitation, with respect to the perfected security interest in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Document, and true sale opinions for each Purchased Asset purchased or transferred to Seller from an Affiliate of Seller or from any third party in a transaction not on arm’s-length terms or for other than fair market value, to the extent such transfer was in a manner or structure different from the manner or structure of transfer and sale analyzed in a true sale opinion previously delivered in connection with such Purchased Asset; and

(m)                             Custodian shall have received executed blank assignments of all Purchased Asset Documents in appropriate form for recording in the jurisdiction in which the underlying real estate is located, together with executed blank assignments of all Purchased Asset Documents (the “Blank Assignment Documents”).

Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 have been satisfied.

The failure of Seller to satisfy any of the conditions precedent in this Article 6 with respect to any Transaction or any Future Funding Transaction, as applicable, or Purchased Asset shall, unless such failure was set forth in an exceptions schedule to the relevant Confirmation or otherwise waived in writing by Buyer on or before the related Purchase Date or Future Funding Date, give rise to the right of Buyer at any time to rescind the related Transaction, whereupon Seller shall immediately pay to Buyer the Repurchase Price of such Purchased Asset.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or any Transaction is in full force and effect as follows:

Section 7.01                             Seller.  Seller has been duly organized and validly exists in good standing as a limited liability company under the laws of the jurisdiction of its formation.  Seller (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) originate, service, acquire, own, sell, assign, pledge and repurchase the Purchased Assets.  Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement.  Seller’s location (within the meaning of Article 9 of the UCC), and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Seller referred to in Schedule 2.  Seller has not changed its name or location within the past twelve (12) months.  Seller’s organizational identification number is 6416354 and its tax identification number is 61-1843143.  Seller is a one hundred percent

(100%) direct and wholly-owned Subsidiary of Pledgor.  The fiscal year of Seller is the calendar year.  Seller has no Indebtedness, Contractual Obligations or Investments other than (a) ordinary trade payables, (b) in connection with Assets acquired or originated for the Transactions, and (c) under the Repurchase Documents.  Seller has no Guarantee Obligations.  Seller has no Subsidiaries.

Section 7.02                             Repurchase Documents.  Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to the Repurchase Documents) on any of the properties or assets of Seller.  All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect.  The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller with any “bulk sales” or similar law.  Except as disclosed to Buyer in writing, there is no material litigation, proceeding or investigation pending or, to the Knowledge of Seller threatened, against any Seller, Pledgor or Guarantor before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03                             Solvency.  None of any Seller, Pledgor, Residual Pledgor or Guarantor is or has ever been the subject of an Insolvency Proceeding.  Seller, Pledgor, Residual Pledgor and Guarantor are Solvent and the Transactions do not and will not render any of Seller, Pledgor, Residual Pledgor or Guarantor not Solvent.  Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of any Seller, Pledgor, Residual Pledgor or Guarantor.  Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction.  Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.  Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 7.04                             Taxes.  Guarantor is a REIT.  Seller is a disregarded entity of Guarantor for U.S. federal income tax purposes.  Seller, Pledgor and Guarantor have timely filed all required federal tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have (for all prior fiscal years and for the current fiscal year to date) timely paid all federal and other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges (whether imposed with respect to their income or any of their properties or assets) which have become due and payable, other than any such taxes, assessments, fees, or other governmental charges that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP.  Except as disclosed to Buyer in writing, there is no material suit or claim relating to any such taxes now pending or, to the Knowledge of Seller, threatened by any Governmental Authority which is not being contested in good faith as provided above.

Section 7.05                             Financial Condition.  On the Closing Date, the most recent available balance sheet of Guarantor and the related statements of income and retained earnings and of cash flows, copies of which have been delivered to Buyer, are complete and correct and presently fairly the financial condition of Guarantor and the results of its operations and cash flows for the period then ended.  Beginning with the 2017 financial statements, the audited balance sheet of Guarantor as at the fiscal year most recently ended for which such audited balance sheet is available, and the related audited statements of income and retained earnings and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, copies of which have been delivered to Buyer, are complete and correct and present fairly the financial condition of Guarantor as of such date and the results of its operations and cash flows for the fiscal year then ended.  All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein.  Except as disclosed in writing to Buyer, Guarantor has no material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivatives Contract, which is not accounted for in the foregoing statements or notes.

Section 7.06                             True and Complete Disclosure.  The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

Section 7.07                             Compliance with Laws.

(a)                                 Each of Seller, Pledgor and Guarantor have complied in all respects with all Requirements of Laws.

(b)                                 None of any Seller Party nor any Subsidiaries thereof, nor to the knowledge of Seller or Guarantor or any Affiliates of Seller or Guarantor (i) is in violation of any Sanctions or (ii) is a Sanctioned Target.  The proceeds of any Transaction (including, for the avoidance of doubt, any Future Funding Transaction) have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruptions Laws or Anti-Money Laundering Laws.

(c)                                  Seller (i) is not a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (ii) is not subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations.

(d)                                 No properties presently or previously owned or leased by Seller or Guarantor, contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws or reasonably could be expected to give rise to liability of any Seller Party thereunder.  Seller has no Knowledge of any violation, alleged violation, non-compliance, liability or potential liability of Seller or Guarantor under any Environmental Law.  Materials of Environmental Concern have not been released on properties presently or previously owned or leased by Seller or Guarantor, in violation of Environmental Laws or in a manner that reasonably could be expected to give rise to liability of Seller or Guarantor thereunder.

(e)                                  Seller and all Affiliates of Seller are in compliance with the Foreign Corrupt Practices Act of 1977, as amended, and any foreign counterpart thereto.  Neither Seller nor any Affiliate of Seller has made, offered, promised or authorized a payment of money or anything else of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to any foreign official, foreign political party, party official or candidate for foreign political office, or (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Seller, any Affiliate of Seller or any other Person, in violation of the Foreign Corrupt Practices Act, as amended.

Section 7.08                             Compliance with ERISA.

(a)                                 Seller has no employees as of the date of this Agreement.

(b)                                 Each Seller Party either (i) qualifies as a VCOC or a REOC, (ii) complies with an exception set forth in the Plan Asset Regulation such that its assets would not be subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) does not hold any “plan assets” within the meaning of the Plan Asset Regulation that are subject to ERISA.

(c)                                  Assuming that no portion of the Purchased Assets are funded by Buyer with “plan assets” within the meaning of the Plan Asset Regulations, none of the transactions contemplated by the Repurchase Documents will constitute a nonexempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA that could subject the Buyer to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

Section 7.09                             No Default or Material Adverse Effect.  To Seller’s Knowledge, no Default or Event of Default exists.  No default or event of default (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of Seller.  Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents and Purchased Asset Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law that would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect.  Seller has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect.  No Internal Control Event has occurred.  Seller has delivered to Buyer all underlying servicing agreements (or provided Buyer with access to a service, internet website or other system where Buyer can successfully access such agreements) with respect to the Purchased Assets, and to Seller’s Knowledge no material default or event of default (however defined) exists thereunder.

Section 7.10                             Purchased Assets.  Each representation and warranty of Seller set forth in the Repurchase Documents (including in Schedule 1) with respect to each Purchased Asset is true and correct.  The review and inquiries made on behalf of Seller in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties.  Seller has complied with all requirements of the Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Purchased Asset Documents.  Seller has no Knowledge of any fact that could reasonably lead it to expect that any Purchased Asset will not be paid in full.  No Purchased Asset is or has been the subject of any compromise, adjustment, extension, satisfaction, subordination, rescission, setoff, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Purchased Asset or otherwise, by Seller or any Affiliate of Seller, any Transferor, any Underlying Obligor, Guarantor or any other Person, except as set forth in the Purchased Asset Documents delivered to Buyer.  Each proposed Purchased Asset was underwritten in accordance with and satisfies applicable standards established by Seller or any Affiliate of Seller.  None of the Purchased Asset Documents has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed to any Person other than Buyer. If any Purchased Asset Document requires the holder or transferee of the related Purchased Asset to be a qualified transferee, qualified institutional lender or qualified lender (however defined), Seller meets such requirement.  Assuming that Buyer also meets such requirement, the assignment and pledge of such Purchased Asset to Buyer pursuant to the Repurchase Documents do not violate such Purchased Asset Document.  Seller and all Affiliates of Seller have sold and transferred all Servicing Rights with respect to the Purchased Assets to Buyer.  At Buyer’s election at any time during the term of this Agreement, Buyer may, at Seller’s sole cost and expense, complete and record any or all of the Blank Assignment Documents as further evidence of Buyer’s ownership interest in the related Purchased Assets.

Section 7.11                             Purchased Assets Acquired from Transferors.  With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) such Purchased Asset was acquired and transferred pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, (e) if a plausible argument could be made that any interest in such Purchased Asset had been retained, or could be clawed back, by the Transferor, a pledge of such residual interests was made by such Transferor in favor of Buyer and (f) the representations and warranties made by such Transferor to Seller or such Affiliate in such Purchase Agreement are hereby incorporated herein mutatis mutandis and are hereby remade by Seller to Buyer on each date as of which they speak in such Purchase Agreement.  Seller or such Affiliate of Seller has been granted a security interest in each such Purchased Asset, filed one or more UCC financing statements against the Transferor to perfect such security interest, and assigned such financing statements in blank and delivered such assignments to Buyer or Custodian.

Section 7.12                             Transfer and Security Interest.  The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets (together with all related Servicing Rights), free and clear of any Liens (other than those granted in the Repurchase Documents).  With respect to the protective security interest granted by Seller in Section 11.01, upon the delivery of the Confirmations and the Purchased Asset Documents to Custodian, the execution and delivery of the Controlled Account Agreements and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC.  Upon receipt by Custodian of each Purchased Asset Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either own such Purchased Asset and the related Purchased Asset Documents or have a valid first priority perfected security interest in such Purchased Asset Document.  The Purchased Assets constitute the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, or security entitlement.  Seller has not sold, assigned, pledged, granted a security interest in, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. Seller has not authorized the filing of and has no Knowledge of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

Section 7.13                             No Broker.  Neither Seller nor any Affiliate of Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.

Section 7.14                             Reserved.

Section 7.15                             Separateness.  Seller is in compliance with the requirements of Article 9.

Section 7.16                             Investment Company Act.  None of Seller, Pledgor or Guarantor is required to be registered as, or is controlled by, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act, or otherwise required to register thereunder.  Seller is exempt from the registration requirements of the Investment Company Act pursuant to an exemption other than the exemption set forth in Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

Section 7.17                             Other Indebtedness.  Seller has no Indebtedness other than Indebtedness as evidenced by this Agreement.

Section 7.18                             Location of Books and Records.  The location where each Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets is its chief executive office.

Section 7.19                             Chief Executive Office; Jurisdiction of Organization.  On the Closing Date, each of Seller’s, Pledgor’s, Residual Pledgor’s and Guarantor’s chief executive office, is, and has been, located at 590 Madison Avenue, 36th Floor, New York, New York  10022.  On the Closing Date, (i) Seller’s jurisdiction of organization is Delaware, (ii) Pledgor’s jurisdiction of organization is Delaware, (iii) Residual Pledgor’s jurisdiction of organization is Delaware, and (iv) Guarantor’s jurisdiction of organization is Maryland.    Each of Seller, Pledgor, Residual Pledgor and Guarantor shall provide Buyer with thirty (30) days advance notice of any change in its principal office or place of business or jurisdiction.  No Seller Party has a trade name.  During the preceding five (5) years, none of Seller, Pledgor, Residual Pledgor or Guarantor has been known by or done business under any other name, corporate or fictitious, and none of Seller, Pledgor, Residual Pledgor or Guarantor has filed or had filed against it any bankruptcy receivership or similar petitions or made any assignments for the benefit of creditors.

Section 7.20                             Anti-Money Laundering Laws and Anti-Corruption Laws. The operations of each Seller Party are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws.  No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to the best of its knowledge and belief) threatened against any Seller Party or, to the knowledge of any Seller Party, any Affiliates thereof.

Section 7.21                             Sanctions.  No Seller Party or any Subsidiaries thereof nor, to the knowledge of any Seller Party, any Affiliates thereof (a) is a Sanctioned Target, (b) is controlled by or is acting on behalf of a Sanctioned Target, or (c) to the best knowledge of Seller Parties after due inquiry, is under investigation for an alleged breach of Sanctions by a governmental authority that enforces Sanctions.

ARTICLE 8

COVENANTS OF SELLER

From the date hereof until the Repurchase Obligations are indefeasibly paid in full and the Repurchase Documents are terminated, Seller shall perform and observe the following covenants, which shall be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists):

Section 8.01                             Existence; Governing Documents; Conduct of Business.  Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all special purpose entity provisions, and (d) not modify, amend or terminate its Governing Documents; provided, however, that Buyer’s consent shall not be required for ministerial, typographical or clerical modifications or amendments with no material effect on the management, ownership or administration of the Purchased Assets, this Agreement or the other Repurchase Documents, so long as Seller provides Buyer with prior written notice thereof.  Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it, (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, and (c) maintain Seller’s status as a qualified transferee, qualified lender or any similar term (however defined) under the Purchased Asset Documents.  Seller shall not (A) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office (as defined in the UCC) from the location referred to in Section 7.19, or (B) move, or consent to Custodian moving, the Purchased Asset Documents from the location thereof on the applicable Purchase Date for the related Purchased Asset, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets.  Seller shall enter into each Transaction as principal.

Section 8.02                             Compliance with Laws, Contractual Obligations and Repurchase Documents.  Seller shall comply in all material respects with each and every Requirements of Law, including those relating to any Purchased Asset and to the reporting and payment of taxes.   No part of the proceeds of any Transaction (including, for the avoidance of doubt, any Future Funding Transaction) shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.  Seller shall maintain the Custodial Agreement and Controlled Account Agreements in full force and effect.  Seller shall not directly or indirectly enter into any agreement that would be violated or breached by any Transaction or the performance by Seller of any Repurchase Document.

Section 8.03                             Structural Changes.  Seller shall not enter into merger or consolidation, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties (except as permitted under the Repurchase Documents), or permit any changes in the ownership of the Equity Interests of Seller, without the consent of Buyer.  Seller shall ensure that all Equity Interests of Seller shall continue to be directly owned by the owner or owners thereof as of the date hereof.  Seller shall ensure that neither the Equity Interests of Seller nor any property or assets of Seller shall be pledged to any Person other than Buyer.  Excluding sales of the Purchased Assets, Seller shall not enter into any transaction with an Affiliate of Seller unless (a) Seller notifies Buyer of such transaction at least ten (10) days before entering into it, and (b) such transaction is on market and arm’s-length terms and conditions, as demonstrated in Seller’s notice.

Section 8.04                             Protection of Buyer’s Interest in Purchased Assets.  With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, Purchased Asset Documents and each and every Requirements of Law, or requested by Buyer, to perfect, protect and more fully evidence the security interest granted in the Purchase Agreements and Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Purchased Asset Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of Seller under each Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations. Seller shall (a) not pledge, hypothecate or grant, create, incur, assume, suffer or permit to exist any security interest in or Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to the Repurchase Documents) on any Purchased Asset to or in favor of any Person other than Buyer or assign, sell or transfer any Purchased Asset to any Person other than Buyer (except as permitted under this Agreement), (b) defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Seller shall comply with all requirements of the Custodial Agreement with respect to each Purchased Asset.  Notwithstanding the foregoing, if Seller grants a Lien on any Purchased Asset in violation of this Section 8.04 or any other Repurchase Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default.  Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement or Servicing Agreement.  Seller shall not, or permit any Servicer to, enter into a Material Modification with respect to any Purchased Asset or Purchased Asset Document, without the prior written consent of Buyer.  Seller shall use appropriate documentation to evidence the interests granted to Buyer hereunder.  Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced.  If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

Section 8.05                             Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens.  Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller, whether now or hereafter outstanding, or, following the occurrence of an Event of Default, make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.  Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents, (b) existing as of the Closing Date, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension, (c) incurred after the Closing Date to originate or acquire Assets to provide funding with respect to Assets, and (d) permitted by the terms of Section 9.01.  Seller shall not (a) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, other than, except with respect to any Purchased Asset, any Liens granted pursuant to the Repurchase Documents, or (b) except as provided in the preceding clause (a), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.

Section 8.06                             Maintenance of Property, Insurance and Records.  Seller shall (a) keep all property useful and necessary in its business in good working order and condition, (b) maintain insurance in accordance with customary and prudent practices of companies engaged in the same or a similar business, and (c) furnish to Buyer upon request information and certificates with respect to such insurance.  Seller shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Purchased Assets if the original records are destroyed) and shall keep and maintain all documents, books, records and other information (including with respect to the Purchased Assets) that are reasonably necessary or advisable in the conduct of its business.

Section 8.07                             Delivery of Income.  Seller shall and shall cause the Underlying Obligors under the Purchased Assets to, remit all Income in respect of the Purchased Assets to Servicer for prompt deposit by Servicer into the Servicer Account, and Seller shall cause Servicer to transfer all such Income into the Waterfall Account in accordance with Section 5.01 hereof. Following the occurrence of an Event of Default, Buyer shall deliver Irrevocable Redirection Notices to the Underlying Obligors. Seller and Servicer (a) shall comply with and enforce each Irrevocable Redirection Notice, (b) shall not amend, modify, waive, terminate or revoke any Irrevocable Redirection Notice without Buyer’s consent, and (c) shall take all reasonable steps to enforce each Irrevocable Redirection Notice.  In connection with each principal payment or prepayment under a Purchased Asset, Seller shall provide or cause to be provided to Buyer and Servicer sufficient detail to enable Buyer and Servicer to identify the Purchased Asset to which such payment applies.  If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request.  If any Income is received by Seller, Guarantor or any Affiliate of Seller or Guarantor, Seller shall pay or deliver such Income to Servicer for deposit into the Servicer Account within two (2) Business Days after receipt, and, until so paid or delivered, hold such Income in trust for Buyer, segregated from other funds of Seller.

Section 8.08                             Delivery of Financial Statements and Other Information.  Seller shall deliver the following to Buyer, as soon as available and in any event within the time periods specified:

(a)                                 within forty-five (45) days after the end of the first three (3) fiscal quarters of Guarantor, (i) the unaudited balance sheets of Guarantor as at the end of such period, (ii) the related unaudited statements of income, retained earnings and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate;

(b)                                 within ninety (90) days after the end of each fiscal year of Guarantor, (i) the audited balance sheets of Guarantor as at the end of such fiscal year, (ii) the related statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor as at the end of and for such fiscal year in accordance with GAAP and (iv) a Compliance Certificate;

(c)                                  notice of material audit findings or other information submitted to Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books and records of Guarantor made by such accountants that would impact the audit opinion upon disclosure to the Guarantor’s audit committee, and notice of any management letter issued to Guarantor by its independent certified public accountants;

(d)                                 with respect to each Purchased Asset and related Mortgaged Property serviced by a Servicer other than Wells Fargo Bank, National Association:  (i) within sixty (60) days after the end of each fiscal quarter of Seller, a quarterly report of the following: delinquency, loss experience, internal risk rating and surveillance, rent roll, occupancy and other property-level information, and (ii) within fifteen (15) days after the end of each month (x) remittance and servicing reports, (y) any and all operating and financial statements and rent rolls received from all Underlying Obligors (including for each Mezzanine Loan, all such information relating to the underlying Mortgaged Property), and (z) a completed Purchased Asset Data Summary, substantially in the form of Exhibit E, with respect to each Asset;

(e)                                  all financial statements, reports, notices and other documents that Guarantor sends to holders of its Equity Interests or makes to or files with any Governmental Authority, promptly after the delivery or filing thereof;

(f)                                   [intentionally omitted];

(g)                                  [intentionally omitted];

(h)                                 any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to Seller or the Purchased Assets, as soon as possible after the discovery thereof by Seller;  and

(i)                                     such other information regarding (i) the financial condition, operations or business of each Seller Party or any Underlying Obligor and (ii) only to the extent they relate to the foregoing or the Purchased Assets, the operations or business of Manager (to the extent reasonably available to or reasonably obtainable by any of Seller, Guarantor or employees of Manager who are dedicated to Guarantor), each as Buyer may reasonably request including, without limitation, any such information that is otherwise necessary to allow Buyer to monitor compliance with the terms of the Repurchase Documents.

(j)                                    any material change in accounting policies or financial reporting practices by Seller or Guarantor or notice from Seller’s or Guarantor’s accountants;

(k)                                 [intentionally omitted]; and

(l)                                     any amendment to the Governing Documents of Guarantor or any amendment or supplement to any prospectus issued by Guarantor contemporaneously with the public filing of the same, which in either case may be delivered to Buyer by email.

Section 8.09                             Delivery of Notices.  Seller shall promptly, but in any event within one (1) Business Day, notify Buyer of the occurrence of any of the following of which Seller has

Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(a)                                 a Representation Breach;

(b)                                 any of the following:  (i) with respect to any Purchased Asset or related Mortgaged Property: material change in market value, material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern or any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow, and (ii) with respect to Seller: violation of Requirements of Law, material decline in the value of Seller’s assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(c)                                  the existence of any Default, Event of Default or material default under or related to a Purchased Asset, Purchased Asset Document, Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;

(d)                                 the resignation or termination of any Servicer under any Servicing Agreement with respect to any Purchased Asset;

(e)                                  the establishment of a rating by any Rating Agency applicable to Guarantor and any downgrade in or withdrawal of such rating once established; and

(f)                                   the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects any Seller Party, any Purchased Asset, Pledged Collateral or any Mortgaged Property, (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or Purchased Asset Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect.

Section 8.10                             Reserved.

Section 8.11                             Escrow Imbalance.  Seller shall, no later than five (5) Business Days after learning of any material overdraw, deficit or imbalance in any escrow or reserve account relating to a Purchased Asset, use commercially reasonable efforts to cause the related Underlying Obligor to correct and eliminate the same, including by depositing its own funds into such account.

Section 8.12                             Pledge and Security Agreement.  Seller shall not take any direct or indirect action inconsistent with the Pledge and Security Agreement or the security interest granted thereunder to Buyer in the Pledged Collateral.  Seller shall not permit any additional Persons to acquire Equity Interests in Seller other than the Equity Interests owned by Pledgor and pledged to Buyer on the Closing Date, and Seller shall not permit any sales, assignments, pledges or transfers of the Equity Interests in Seller other than to Buyer.

Section 8.13                             Taxes.  Guarantor will continue to be a REIT.  Seller will continue to be a disregarded entity of Guarantor for U.S. federal income tax purposes.  Seller and Guarantor will each timely file all required federal tax returns and all other material tax returns, domestic and foreign, required to be filed by them and will timely pay all federal and other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges (whether imposed with respect to their income or any of their properties or assets) which become due and payable, other than any such taxes, assessments, fees, or other governmental charges that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves are established in accordance with GAAP.  Seller will provide Buyer with written notice of any material suit or claim relating to any such taxes, whether pending or, to the Knowledge of Seller, threatened by any Governmental Authority.

Section 8.14                             Reserved.

Section 8.15                             Management Internalization.  Seller shall not permit Guarantor to internalize its management without the prior written consent of Buyer.

Section 8.16                             Reserved.

Section 8.17                             Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(a)                                 The proceeds of any Transaction (including, for the avoidance of doubt, any Future Funding Transaction) shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(b)                                 Each Seller Party shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(c)                                  The repurchase of any Purchased Asset or any other payment due to Buyer under this Agreement or any other Repurchase Document shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause any Seller Party, or to the knowledge of a Seller Party, any Affiliates thereof to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(d)                                 With respect to the Purchased Assets that were originated by Seller, Seller has conducted the customer identification and customer due diligence required in connection with the origination of each Purchased Asset for purposes of complying with all Anti-Money Laundering Laws, and will maintain sufficient information to identify each such customer for purposes of such Anti-Money Laundering Laws.

Section 8.18                             Compliance with Sanctions. The proceeds of any Transaction (including, for the avoidance of doubt, any Future Funding Transaction) hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise made available: (i) to fund any activities or business of or with a Sanctioned Target, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any Sanctions. Seller or Guarantor shall notify the Buyer in writing not more than three (3) Business Days after becoming aware of any breach of Section 7.21 or this Section 8.18.

ARTICLE 9

SINGLE-PURPOSE ENTITY

Section 9.01                             Covenants Applicable to Seller.  Seller shall (a) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document; (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (I) with respect to the Purchased Asset Documents and the Retained Interests, (II) commitments to make loans which may become Eligible Assets, and (III) as otherwise permitted under this Agreement; (c) not make any loans or advances to any Affiliate or any other Person and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Repurchase Documents; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (e) comply with the provisions of its Governing Documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents with respect to the matters set forth in this Article 9 without the prior written consent of Buyer, such consent not to be unreasonably withheld, conditioned or delayed; (g) maintain all of its books, records and bank accounts separate from those of any other Person; (h) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Seller’s assets and liabilities may be included in a consolidated financial statement of its Affiliate provided that appropriate disclosure shall be made on such consolidated financial statements to indicate which of Seller’s assets are pledged as collateral for any security agreement; (i) file its own tax returns separate from those of any other Person, except to the extent that Seller is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under Requirements of Law; (j) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other; (k) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (l) to the fullest extent permitted by law, not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein); (m) not commingle its funds or other assets with those of any Affiliate or any other Person; (n) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (o) not guarantee any obligation of any Person, including any Affiliate, become obligated for the debts of any other Person, or hold out its credit or assets as being available pay the obligations of any other Person, (p) not, without the prior unanimous written consent of all of its Independent Directors or Independent Managers, take any Insolvency Action, (q) (I) have at all times at least one (1) Independent Director or Independent Manager whose vote is required to take any Insolvency

Action, and (II) provide Buyer with up-to-date contact information for each such Independent Director or Independent Manager and a copy of the agreement pursuant to which such Independent Director or Independent Manager consents to and serves as an “Independent Director” or “Independent Manager” for Seller; (r) have Governing Documents that provide that for so long as any Repurchase Obligations remain outstanding, (I) the Independent Manager or Independent Director may be removed only for Cause, (II) that Buyer be given at least five (5) Business Days prior notice of the removal and/or replacement of any Independent Director or Independent Manager, together with the name and contact information of the replacement Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Director or Independent Manager, (III) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of Seller, including its respective creditors, in acting or otherwise voting on the Insolvency Action, and (IV) that, except for duties to Seller as set forth in the immediately preceding clause (including duties to the holders of the Equity Interests in Seller or Seller’s respective creditors solely to the extent of their respective economic interests in Seller, but excluding (A) all other interests of the holders of the Equity Interests in Seller, (B) the interests of other Affiliates of Seller, and (C) the interests of any group of Affiliates of which Seller is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the holders of the Equity Interests in Seller, any officer or any other Person bound by the Governing Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing; (s) except for capital contributions or capital distributions permitted under the terms and conditions of its Governing Documents and properly reflected on the books and records of the Seller, not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (t) maintain a sufficient number of employees in light of contemplated business operations and pay the salaries of its own employees, if any, only from its own funds; (u) [reserved]; (v) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space and for services performed by an employee of an Affiliate; (w) not pledge its assets to secure the obligations of any other Person; and (x) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity. Seller has complied with the covenants set forth in this Section 9.01 since the date of its formation.

Section 9.02                             Covenants Applicable to Pledgor.  Pledgor shall, and Seller shall ensure that Pledgor shall, (a) own no assets other than its Equity Interest in Seller, and shall not engage in any business other than acting as a member of Seller and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), except as otherwise expressly permitted under this Agreement; (c) not make any loans or advances to any Affiliate or any other Person and shall not acquire obligations or securities of its Affiliates, other than with respect to its Equity Interest in Seller; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (e) comply with the provisions of its Governing Documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents with respect to the matters set forth in this Article 9 without the prior written consent of Buyer, such consent not to be unreasonably withheld, conditioned or delayed; (g) maintain all of its books, records and bank accounts separate from those of any other Person; (h) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Pledgor’s assets and liabilities may be included in a consolidated financial statement of its Affiliate provided that appropriate disclosure shall be made on such consolidated financial statements to indicate which of Seller’s assets are pledged as collateral for any security agreement; (i) file its own tax returns separate from those of any other Person, except to the extent that Pledgor is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under Requirements of Law; (j) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other; (k) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent; (l) to the fullest extent permitted by law, not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein); (m) not commingle its funds or other assets with those of any Affiliate or any other Person; (n) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person; (o) except as contemplated by the Pledge and Security Agreement with respect to the Seller, not guarantee any obligation of any Person, including any Affiliate, become obligated for the debts of any other Person, or hold out its credit or assets as being available to pay the obligations of any other Person; (p) not, without the prior unanimous written consent of all of its Independent Directors, take any Insolvency Action; (q) (I) have at all times at least one Independent Director or Independent Manager whose vote is required to take any Insolvency Action and (II) provide Buyer with up-to-date contact information for each such Independent Director or Independent Manager and a copy of the agreement pursuant to which such Independent Director or Independent Manager consents to and serves as an “Independent Director” or “Independent Manager” for Pledgor; (r) have Governing Documents that provide (I) that the Independent Manager or Independent Director may be removed only for Cause; (II) Buyer be given at least five (5) Business Days prior notice of the removal and/or replacement of any Independent Director or Independent Manager, together with the name and contact information of the replacement Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Director or Independent Manager and (III) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of Pledgor, including its respective creditors, in acting or otherwise voting on the Insolvency Action, and (IV) that, except for duties to Pledgor as set forth in the immediately preceding clause (including duties to the holders of the Equity Interests in Pledgor or Pledgor’s respective creditors solely to the extent of their respective economic interests in Pledgor, but excluding (A) all other interests of the holders of the Equity Interests in Pledgor, (B) the interests of other Affiliates of Pledgor, and (C) the interests of any group of Affiliates of which Pledgor is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the holders of the Equity Interests in Pledgor, any officer or any other Person bound by the Governing Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing; (s) except for capital contributions or capital distributions permitted under the terms and conditions of its Governing Documents and properly reflected on the books and records of Pledgor, not enter into any transaction with an Affiliate of the Pledgor except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (t) maintain a sufficient number of employees in light of contemplated business operations and pay the salaries of its own employees, if any, only from its own funds; (u) [reserved]; (v) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate; (w) except as contemplated by the Pledge and Security Agreement with respect to the Seller, not pledge its assets to secure the obligations of any other Person; (x) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity, except for its Equity Interest in Seller. Pledgor has complied with the covenants set forth in this Section 9.02 since the date of its formation.

Section 9.03                             Covenants Applicable to Seller and Pledgor.  Seller and Pledgor shall, and Seller shall ensure that Pledgor shall, comply with the following additional provisions if either Seller or Pledgor is a limited partnership, a corporation, a limited liability company with more than one member or a single-member limited liability company (as the case may be):

(a)                                 if either Seller or Pledgor is a limited partnership, each such entity shall have at least one general partner and shall have, as its only general partners, Special Purpose Entities each of which (i) is a corporation or single-member Delaware limited liability company, (ii) has at least one Independent Director or Independent Manager, and (iii) holds a direct interest as general partner in the limited partnership of not less than 0.5% (or 0.1% if the limited partnership is a Delaware entity);

(b)                                 if either Seller or Pledgor is a corporation, each such entity shall have at least one Independent Director or Independent Manager, and shall not cause or permit the board of directors of such entity to take any Insolvency Action either with respect to itself and, if the corporation is a Pledgor, with respect to Seller, or any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of its Independent Directors or Independent Managers shall have participated in such vote and shall have voted in favor of such action;

(c)                                  if either Seller or Pledgor is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in Section 9.03(d), shall have at least one member that is a Special Purpose Entity, that is a corporation or a single-member Delaware limited liability company, that has at least one Independent Director or Independent Manager and that directly owns at least 0.5% of the equity of the limited liability company (or 0.1% if the limited liability company is a Delaware entity); and

(d)                                 if either Seller or Pledgor is a single-member limited liability company, such entity (i) shall be a Delaware limited liability company, (ii) shall have at least one Independent Director or Independent Manager serving as manager of such company, (iii) shall not take any Insolvency Action and shall not cause or permit the members or managers of such entity to take any Insolvency Action, either with respect to itself or, if the company is a Pledgor, with respect to Seller, in each case unless all of its Independent Director(s) or Independent Manager(s) then serving as managers of the company shall have consented in writing to such action (directly or indirectly), and (iv) shall have either (A) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (B) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the resignation or dissolution of the last remaining member of the company.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01                      Events of Default.  Each of the following events shall be an “Event of Default”:

(a)                                 Seller fails to make a payment of (i) Margin Deficit or Repurchase Price (other than Price Differential) when due under the Repurchase Documents, whether by acceleration or otherwise (including, if applicable, any Future Funding Amounts related to a Future Funding Transaction), (ii) Price Differential when due under the Repurchase Documents, (iii) any fee within three (3) Business Days of when due under the Repurchase Documents or (iv) any other amount within five (5) Business Days of when due under the Repurchase Documents;

(b)                                 Seller fails to observe or perform in any material respect any other Repurchase Obligation of Seller under the Repurchase Documents or Purchased Asset Documents to which Seller is a party, and (except in the case of a failure to perform or observe the Repurchase Obligations of Seller under Section 8.04 and 18.08(a)) such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;

(c)                                  any Representation Breach (other than a Representation Breach arising out of the representations and warranties set forth in Schedule 1) exists and continues unremedied for ten (10) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;

(d)                                 any of Seller, Pledgor or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $250,000 with respect to Seller or Pledgor, or the Guarantor Threshold Amount with respect to Guarantor, and Seller fails to repurchase all Purchased Assets subject to Transactions in accordance with the terms of the Repurchase Documents within one (1) Business Day of the occurrence of such default;

(e)                                  any Seller Party or Affiliate thereof defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement (other than under this Agreement) between Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor and Buyer or any Affiliate of Buyer, including, without limitation, Guarantor’s obligations under the Guarantee Agreement and Seller fails to repurchase all Purchased Assets subject to Transactions in accordance with the terms of the Repurchase Documents within one (1) Business Day of the occurrence of such default;

(f)                                   an Insolvency Event occurs with respect to any Seller Party;

(g)                                  a Change of Control occurs and Seller fails to repurchase all Purchased Assets subject to Transactions in accordance with the terms of the Repurchase Documents within one (1) Business Day of the occurrence of such Change of Control;

(h)                                 a final judgment or judgments for the payment of money in excess of $250,000 with respect to Seller or Pledgor or the Guarantor Threshold Amount with respect to Guarantor in the aggregate is entered against Seller, Pledgor, or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within sixty (60) days from the date of entry thereof;

(i)                                     a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of any or Seller, Pledgor or Guarantor, (ii) displace the management of any of Seller, Pledgor or Guarantor or curtail its authority in the conduct of its business, (iii) terminate the activities of any of Seller, Pledgor or Guarantor as contemplated by the Repurchase Documents, or (iv) remove, limit or restrict the approval of Seller or Guarantor as an issuer, buyer or a seller of commercial mortgage loans, and in each case such action is not discontinued or stayed within thirty (30) days;

(j)                                    any of Seller, Pledgor, Residual Pledgor or Guarantor admits that it is not Solvent or is not able or not willing to perform any of its Repurchase Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations;

(k)                                 any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, Pledged Collateral, Pledged Assets or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any Affiliate thereof, in each case directly, indirectly, in whole or in part, except that, Seller shall have a period of three (3) Business Days from the date of each such violation to either repurchase the related Purchased Asset from Buyer pursuant to Section 3.04 or cure the related breach, as such cure is determined by Buyer;

(l)                                     Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset, any Pledged Collateral or any Pledged Assets, except that, Seller shall have a period of three (3) Business Days from the date of each such violation to either repurchase the related Purchased Asset from Buyer pursuant to Section 3.04 or cure the related breach, as such cure is determined by Buyer;

(m)                             any of Seller, Pledgor or Guarantor is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of any Seller Party as an “investment company”;

(n)                                 any of Seller, Pledgor, Residual Pledgor or Guarantor engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and such Person fails to obtain such consent;

(o)                                 (i) Seller or Servicer fails to deposit to the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement when due, or (ii) a Servicer Event of Default (excluding Servicer’s failure to deposit Income in the Waterfall Account) shall have occurred and either (x) such Servicer Event of Default has not been cured, or (y) servicing of the Purchased Assets has not been transferred to Buyer or a designee of Buyer, in each case in respect of this clause (ii), within five (5) Business Days of such Servicer Event of Default;

(p)                                 Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;

(q)                                 Guarantor breaches any of the obligations, terms or conditions set forth in the Guarantee Agreement; provided that if such breached obligation, term or condition is susceptible of being cured (as determined by Buyer), such breach is not cured within three (3) Business Days of the occurrence of such breach;

(r)                                    any Material Modification is made to any Purchased Asset or any Purchased Asset Document without the prior written consent of Buyer; or

(s)                                   (1) Guarantor fails to qualify as a REIT (after giving effect to any cure or corrective periods or allowances pursuant to the Code), or (2) Seller becomes subject to U.S. federal income tax on a net income basis.

Section 10.02                      Remedies of Buyer as Owner of the Purchased Assets.  If an Event of Default exists, at the option of Buyer, exercised by notice to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f) or (g)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”).  If Buyer exercises or is deemed to have exercised the foregoing option:

(a)                                 All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.

(b)                                 All amounts in either the Servicer Account with respect to the Purchased Assets or the Waterfall Account and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.

(c)                                  Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Purchased Asset Documents and all other instruments, certificates and documents then held by or on behalf of Custodian under the Custodial Agreement.  Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Seller or any Servicer.  Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d)                                 Buyer may immediately, at any time, and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets:  (i)  sell such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against Repurchase Obligations due and any other amounts (without duplication) then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Market Value of such Purchased Assets on the date of the related Event of Default.  Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto in accordance with Article 5.

(e)                                  The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market.  Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner.  Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable.  Other than notice of the Accelerated Repurchase Date, to the extent required, Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default.  If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter.

(f)                                   Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(g)                                  Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.

(h)                                 Seller hereby appoints Buyer as attorney-in-fact of Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(i)                                     Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 18.17 and pursuant to any other Repurchase Document.

This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer is at any time otherwise entitled.

(j)                                    All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists.  Such rights and remedies may be enforced without prior judicial process or hearing.  Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length.  Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

Section 11.01                      Grant.  Buyer and Seller intend each Transaction to be a sale to Buyer of the Purchased Assets and not a loan from Buyer to Seller secured by the Purchased Assets.  However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents if any Governmental Authority recharacterizes any Transaction with respect to a Purchased Asset as other than a sale, and as security for Seller’s performance of the Repurchase Obligations, Seller hereby grants to Buyer a present Lien on and security interest in all of the right, title and interest of Seller in, to and under the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), , and the transfer of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the related Transaction is recharacterized as a loan, to repay such loan for the Repurchase Price).

Section 11.02                      Effect of Grant.  If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Purchased Asset Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law.  The security interest of Buyer granted herein shall be, and Seller hereby represents and warrants to Buyer that it is, a first priority perfected security interest.  For the avoidance of doubt, (i) each Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (ii) if an Event of Default exists, no Purchased Asset will be released from Buyer’s Lien or transferred to Seller until the Repurchase Obligations are indefeasibly paid in full.  Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

Section 11.03                      Seller to Remain Liable.  Buyer and Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Seller or any other Person in connection with any Purchased Asset whether or not Buyer exercises any right with respect thereto.  Seller shall remain liable under the Purchased Assets and the Purchased Asset Documents to perform all of Seller’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04                      Waiver of Certain Laws.  Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01                      Market Disruption.  If prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Alternative Rate.

Section 12.02                      Illegality.  If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue the Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into any new Transaction (if any) shall be terminated, (b) the Pricing Rate shall be converted automatically to the Alternative Rate on the last day of the then current Pricing Period or within such earlier period as may be required by Requirements of Law, and (c) if required by such adoption or change, the Termination Date shall be deemed to have occurred; provided that any such determination by Buyer shall be applied to all sellers under similar repurchase facilities with Buyer with assets of similar credit quality.

Section 12.03                      Breakfunding.  In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to such Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any conversion of the Pricing Rate to the Alternative Rate because LIBOR is not available for any reason on a day that is not the last day of the then-current Pricing Period, Seller shall compensate Buyer for the cost and expense attributable to such event.  A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.03 shall be delivered to Seller and shall be conclusive to the extent calculated in good faith and absent manifest error.  Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 12.04                      Increased Costs.  If the adoption of, or any change in, any Requirements of Law or in the interpretation or application thereof by any Governmental Authority, or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement, shall:  (a) subject Buyer to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” or (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) impose on Buyer (other than Taxes) any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining the Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, upon not less than thirty (30) days’ prior written notice to Seller, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable; provided that any such determination by Buyer shall be applied to all sellers under similar repurchase facilities with Buyer with assets of similar credit quality.

Section 12.05                      Capital Adequacy.  If Buyer determines that any change in a Requirement of Law or internal policy regarding capital requirements has or would have the effect of reducing the rate of return on Buyer’s capital as a consequence of this Agreement or its obligations under the Transactions hereunder to a level below that which Buyer could have achieved but for such change in a Requirement of Law or internal policy (taking into consideration Buyer’s policies with respect to capital adequacy), then from time to time Seller will promptly upon demand pay to Buyer such additional amount or amounts as will compensate Buyer for any such reduction suffered; provided that any such determination by Buyer shall be applied to all sellers under similar repurchase facilities with Buyer with assets of similar credit quality.

Section 12.06                      Taxes.

(a)                                 Any and all payments by or on account of any obligation of Seller under any Repurchase Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law requires the deduction or withholding of any Tax from any such payment, then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 12.06) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made in respect of such Indemnified Taxes.

(b)                                 Seller shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Seller shall indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 12.06) payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Seller by Buyer shall be conclusive absent manifest error.

(d)                                 As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 12.06, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(e)                                  (i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Repurchase Document, Buyer shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.06(e)(ii)(A), Section 12.06(e)(ii)(B) and Section 12.06(e)(ii)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer.

(ii)                                  Without limiting the generality of the foregoing:

(A)                               if Buyer is a U.S. Person, it shall deliver to Seller on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;

(B)                               if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:

(I)                                   in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Repurchase Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Repurchase Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)                              executed copies of IRS Form W-8ECI;

(III)                         in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(IV)                          to the extent a Foreign Buyer is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)                               if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller)

on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D)                               if a payment made to Buyer under any Repurchase Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

(f)                                   If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.06 (including by the payment of additional amounts pursuant to this Section 12.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 12.06 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 12.06(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 12.06(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 12.06(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 12.06(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)                                  For the avoidance of doubt, for purposes of this Section 12.06, the term “applicable law” includes FATCA.

Section 12.07                      Payment and Survival of Obligations.  Buyer may at any time send Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notice.  Each Party’s obligations under this Article 12 shall survive any assignment of rights by, or the replacement of the Buyer, the termination of the Transactions and the repayment, satisfaction or discharge of all obligations under any Repurchase Document.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01                      Indemnity.

(a)                                 Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), against, and shall hold each Indemnified Person harmless from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including reasonable legal fees, charges, and disbursements of any counsel for any such Indemnified Person and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against any such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Purchased Asset Documents, the Purchased Assets, the Pledged Collateral, the Pledged Assets, the Transactions, any Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction (including, for the avoidance of doubt, all Future Funding Transactions), any Purchased Asset, any Purchased Asset Document, any Pledged Collateral or any Pledged Assets, (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non—compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Purchased Asset Document or Purchased Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Purchased Asset or Mortgaged Property, (x) the execution, delivery, filing or recording of any Repurchase Document, Purchased Asset Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Mortgaged Property in violation of Environmental Law, (3) the failure to timely perform any Remedial Work required under the Purchased Asset Documents or pursuant to Environmental Law, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Mortgaged Property, in each case, in violation of Environmental Law, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, in each case, in violation of Environmental Law, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document or Purchased Asset Document relating to environmental matters in any way, or (xiii) Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment.  In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from Seller.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction or any Future Funding Transaction is entered into.  This Section 13.01(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)                                 If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c)                                  An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts, and Seller shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Seller receives such notice.  The obligations of Seller under this Section 13.01 shall apply (without duplication) to Assignees and Participants and survive the termination of this Agreement.

Section 13.02                      Expenses.  Seller shall promptly on demand pay to or as directed by Buyer all third-party out-of-pocket costs and expenses (including reasonable legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset or Purchased Asset, including pre-purchase and/or ongoing due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Seller of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets.

ARTICLE 14

INTENT

Section 14.01                      Safe Harbor Treatment.  The Parties intend (a) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code (to the extent that a Transaction has a maturity date of less than one (1) year) and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments and transfers under this Agreement constitute transfers made by, to or for the benefit of a financial institution, financial participant or repo participant within the meaning of Section 546(e) or 546(f) of the Bankruptcy Code, (b) the Guarantee Agreement and the Pledge and Security Agreement each constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and, to the extent that a Transaction that has a maturity date of less than one (1) year, a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (c) that Buyer (for so long as Buyer is a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Section 555, 362(b)(6) or 362(b)(7) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement,” “securities contract” and a “master netting agreement,” including (x) the rights, set forth in Article 10 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 10 and Section 18.17 and in Sections 362(b)(6), 362(b)(7), 362(b)(27), 362(o) and 546 of the Bankruptcy Code.

Section 14.02                      Liquidation.  The Parties acknowledge and agree that (a) Buyer’s right to liquidate Purchased Assets delivered to it in connection with the Transactions hereunder or to exercise any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Sections 555, 559 and 561 of the Bankruptcy Code.

Section 14.03                      Qualified Financial Contract.  The Parties acknowledge and agree that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

Section 14.04                      Netting Contract.  The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction (including, for the avoidance of doubt, any Future Funding Transaction) shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

Section 14.05                      Master Netting Agreement.  The Parties intend that this Agreement, the Guarantee Agreement and the Pledge and Security Agreement each constitute a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code.

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The Parties acknowledge that they have been advised and understand that:

(a)                                 if one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b)                                 if one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Exchange Act, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c)                                  if one of the Parties is a financial institution, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d)                                 if one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a)                                 It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b)                                 It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c)                                  It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)                                 It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e)                                  It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f)                                   No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

SERVICING

This Article 17 shall apply to all Purchased Assets.

Section 17.01                      Servicing Rights.  Buyer is the owner of all Servicing Rights.  Without limiting the generality of the foregoing, Buyer shall have the right to hire or otherwise engage any Person to service or sub-service all or part of the Purchased Assets, provided, however, that at any time prior to an Event of Default, Seller may designate a Servicer to be selected by Buyer, so long as such Servicer is reasonably acceptable to Buyer, and such Person shall have only such servicing obligations with respect to such Purchased Assets as are approved by Buyer.  Notwithstanding the preceding sentence, Buyer agrees with Seller as follows with respect to the servicing of the Purchased Assets:

(a)                                 Each Servicer shall service the Purchased Assets on behalf of Buyer.  Each Servicing Agreement shall contain provisions which are consistent with this Article 17 and must otherwise be in form and substance reasonably satisfactory to Buyer, it being understood that (i) in all cases where an Affiliate of Seller is the Servicer, the related Servicing Agreement shall be in the form approved by Buyer, and (ii) in all cases where Wells Fargo Bank, National Association is the Servicer, the related Servicing Agreement shall be in the form attached hereto as Exhibit I.

(b)                                 Contemporaneously with the execution of this Agreement on the Closing Date, Buyer will enter into, and cause Servicer to enter into, the Servicing Agreement.  Each Servicing Agreement, where the Servicer is not Buyer or an Affiliate of Buyer, shall automatically terminate at the end of the calendar month following its execution and at the end of each calendar month period thereafter, unless, in each case, Buyer shall agree, by delivery of a Servicing Agreement Extension Notice to the related Servicer on or before the Remittance Date immediately preceding each such scheduled termination date, to extend the termination date for an additional calendar month period.  Neither Seller nor the related Servicer may assign its rights or obligations under the related Servicing Agreement without the prior written consent of Buyer.

(c)                                  Seller shall not and shall not direct or otherwise permit any Servicer to (i) make any Material Modification without the prior written consent of Buyer or (ii) take any action which would result in a violation of the obligations of any Person under the related Servicing Agreement, this Agreement or any other Repurchase Document, or which would otherwise be inconsistent with the rights of Buyer under the Repurchase Documents.  Buyer, as owner of the Purchased Assets, shall own all related servicing and voting rights and, as owner, shall grant Seller a revocable license to direct each related Servicer, so long as no Default or Event of Default has occurred and is continuing; provided, however, that Seller cannot give any direction or take any action that could materially adversely affect the value or collectability of any amounts due with respect to the Purchased Assets without the consent of Buyer.  Such revocable option is not evidence of any ownership or other interest or right of Seller in any Purchased Asset.

(d)                                 The servicing fee payable to each Servicer shall be payable as a servicing fee in accordance with this Agreement and each Servicing Agreement, including without limitation pursuant to priority fourth of Section 5.02 or priority third of Section 5.03, as applicable.

(e)                                  Upon the occurrence and during the continuance of an Event of Default under this Agreement, in addition to all of the other rights and remedies of Buyer and Servicer under each Servicing Agreement, this Agreement and the other Repurchase Documents (and in addition to the provisions of each Servicing Agreement providing for termination of each such Servicing Agreement pursuant to its terms), (i)  the right, if any, of each Servicer to direct the servicing of the Purchased Assets shall immediately and automatically cease to exist, and (ii) either Buyer or each Servicer may at any time terminate the related Servicing Agreement immediately upon the delivery of a written termination notice from either Buyer or the related Servicer to Seller.  Seller shall pay all expenses associated with any such termination, including without limitation any fees and expenses required in connection with the transfer of servicing to the related Servicer and/or a replacement Servicer.

Section 17.02                      Accounts Related to Purchased Assets.  All accounts directly related to the Purchased Assets shall be maintained at institutions reasonably acceptable to Wells Fargo Bank, N.A., and Seller shall cause each Underlying Obligor to enter into the contractual arrangements with Seller that are necessary in order to create a perfected security interest in favor of Seller in all such accounts.  Seller shall execute all documents necessary to assign all of Seller’s rights in such accounts to Buyer.

Section 17.03                      Servicing Reports.  Seller shall deliver and cause each Servicer to deliver to Buyer a monthly remittance report on or before the second Business Day immediately preceding each monthly Remittance Date containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset by asset basis and in the aggregate, with respect to the Purchased Assets for the month (or any portion thereof) before the date of such report

Section 17.04                      Servicer Event of Default.  If an Event of Default or Servicer Event of Default exists, Buyer shall have the right at any time thereafter to terminate the Servicing Agreement with respect to the Purchased Assets and transfer servicing of the related Purchased Assets to Buyer or its designee, at no cost or expense to Buyer, it being agreed that Seller will pay any fees and expenses required to terminate such Servicing Agreement and transfer servicing to Buyer or its designee.

ARTICLE 18

MISCELLANEOUS

Section 18.01                      Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 18.02                      Submission to Jurisdiction; Service of Process.  Each Party irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction.  Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12.  Nothing in this Agreement will affect the right of any Party hereto to serve process in any other manner permitted by applicable law.

Section 18.03                      IMPORTANT WAIVERS.

(a)                                 SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b)                                 TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c)                                  TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL

THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION.  NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(d)                                 SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES.  THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e)                                  EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS.  EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f)                                   THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g)                                  THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.

Section 18.04                      Integration.  The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

Section 18.05                      Single Agreement.  Seller agrees that (a) each Transaction (including each Future Funding Transaction) is in consideration of and in reliance on the fact that all transactions constitute a single business and contractual relationship, and that each transaction has been entered into in consideration of the other transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to a Purchased Asset against the Repurchase Obligations owing to Buyer with respect to other Purchased Assets, and (d) payments, deliveries and other transfers made by or on behalf of Seller with respect to any Purchased Asset or any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Purchased Assets or such other transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06                      Use of Employee Plan Assets.  No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a Transaction.

Section 18.07                      Survival and Benefit of Seller’s Agreements.  The Repurchase Documents and the Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns.  All of Seller’s representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns, Assignees and Participants.  No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 18.08                      Assignments and Participations.

(a)                                 Seller shall not sell, assign or transfer any of its rights or the Repurchase Obligations or delegate any of its duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt to do so without such consent shall be null and void.

(b)                                 Buyer may at any time, without the consent of Seller, sell participations to any Person (other than a natural person or Seller, Guarantor or any Affiliate of Seller or Guarantor) (a “Participant”) in all or any portion of Buyer’s rights and/or obligations under the Repurchase Documents; provided that,  as conditions to the sale of such participations, (i) Buyer’s obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents, and (iv) each Participant agrees to be bound by the confidentiality provisions set forth in Section 18.10;  provided, that, so long as no Event of Default has occurred and is continuing, Buyer shall retain full decision-making authority under the Repurchase Documents.  No Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed.  Each Participant shall be entitled to the benefits of Article 12 (subject to the requirements and limitations therein, including the requirements under Section 12.06(e) (it being understood that the documentation required under Section 12.06(e) shall be delivered to the participating Buyer)) and Article 13 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c), provided that such Participant shall not be entitled to receive any greater payment under Section 12.04 or Section 12.06 than its participating Buyer would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by a Governmental Authority or compliance by Buyer or such Participant with a request or directive (whether or not having the force of law) from a central bank or other Governmental Authority having jurisdiction over Buyer or such Participant, in each case made or issued after the Participant acquired the applicable participation.  To the extent permitted by Requirements of Law, each Participant shall also be entitled to the benefits of Sections 10.02(i) and 18.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c).

(c)                                  Buyer may at any time, without the consent of Seller but upon notice to Seller, sell and assign to any Person (an “Assignee”) all or any portion of all of the rights and obligations of Buyer under the Repurchase Documents. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit F (an “Assignment and Acceptance”). From and after the effective date of such Assignment and Acceptance, (i) such Assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it, (ii) Buyer shall, to the extent provided therein, be released from such obligations (and in the case of an Assignment and Acceptance covering all or the remaining portion of Buyer’s rights and obligations under the Repurchase Documents, Buyer shall cease to be a Party), (iii) the obligations of Buyer shall be deemed to be so reduced, and (iv) Buyer will give prompt written notice thereof (including identification of the Assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice).  Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 18.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.08(b).

(d)                                 Seller shall cooperate with Buyer in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller.

(e)                                  Buyer shall have the right to partially or completely syndicate any or all of its rights under the Agreement and the other Repurchase Documents to any Assignee.

(f)                                   Buyer, acting solely for this purpose as a non-fiduciary agent of Seller, shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Assignees that become Parties hereto and, with respect to each such Assignee, the aggregate assigned Purchase Price and applicable Price Differential (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer for all purposes of this Agreement.  The Register shall be available for inspection by the Parties at any reasonable time and from time to time upon reasonable prior notice.

(g)                                  Each Party that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the name and address of each Participant and, with respect to each such Participant, the aggregate participated Purchase Price and applicable Price Differential, and any other interest in any obligations under the Repurchase Documents (the “Participant Register”); provided that no Party shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Repurchase Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and the participating Party shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 18.09                      Ownership and Hypothecation of Purchased Assets.  Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee.  Buyer or its designee may, at any time, without the consent of Seller engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim.  In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

Section 18.10                      Confidentiality.  All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) in the event any Party is legally compelled to make pursuant to deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process by court order of a court of competent jurisdiction, and (g) to any actual or prospective Participant or Assignee that agrees to comply with this Section 18.10; provided, that, except with respect to the disclosures by Buyer under clause (g) of this Section 18.10, no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.  In furtherance of the foregoing, Buyer agrees to keep confidential all non-public information delivered by or on behalf of any Seller Party or any of their Affiliates and shall not disclose such information other than as permitted or required pursuant to the foregoing clauses (a) through (g).

Section 18.11                      No Implied Waivers; Amendments.  No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right.  The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law.  Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied.  Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of Seller and Buyer.  Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12                      Notices and Other Communications.  Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Schedule 2 or such other address as such Party shall specify from time to time in a notice to the other Party.  Any of the foregoing communications shall be effective when delivered, if such delivery occurs a Business Day; otherwise, each such communication shall be effective on the first Business Day following the date of such delivery.  A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 18.13                      Counterparts; Electronic Transmission.  Any Repurchase Document may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.  The Parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile.  The Parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 18.14                      No Personal Liability.  No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, or any of Seller, Pledgor or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, or any of Seller, Pledgor or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Seller, Pledgor and Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived.  This Section 18.14 shall survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations.

Section 18.15                      Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a)                                 Seller shall take such action as necessary to cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest.  Seller shall deliver to Buyer file—stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.  Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

(b)                                 Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets.  Seller, Pledgor and Guarantor shall, promptly upon Buyer’s request, deliver documentation in form and substance satisfactory to Buyer which Buyer deems necessary or desirable to evidence compliance with all applicable “know your customer” due diligence checks.

(c)                                  If Seller fails to perform any of its Repurchase Obligations, then Buyer may (but shall not be required to), upon prior notice to Seller, perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller.  Without limiting the generality of the foregoing, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents.  No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller.  Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d)                                 Without limiting the generality of the foregoing, Seller will no earlier than six (6) months or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with to any Repurchase Document or any Transaction, (i)  deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement (provided that Buyer may elect to file such continuation statement), and (ii) if requested by Buyer, deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the security interest opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, senior to the rights of any other creditor of Seller, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e)                                  Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control.  Buyer shall incur no liability to Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets.  Buyer shall have no obligation to take any action to preserve any rights of Seller in any Purchased Asset against prior parties, and Seller hereby agrees to take such action.  Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s).  So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

Section 18.16                      Default Rate.  To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 18.17                      Set-off.  In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Seller hereby grants to Buyer and each of its Affiliates, to secure repayment of the Repurchase Obligations, a right of set-off upon any and all of the following: monies, securities, collateral or other property of Seller and any proceeds from the foregoing, now or hereafter held or received by Buyer or any Affiliate of Buyer, for the account of Seller, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller and to set—off against any Repurchase Obligations or Indebtedness owed by Seller and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller, , in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer or any Affiliate of Buyer to or for the credit of Seller, without prejudice to Buyer’s right to recover any deficiency.  Each of Buyer and each Affiliate of Buyer is hereby authorized upon any amount becoming due and payable by Seller, to Buyer or any Affiliate of Buyer under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Seller, any such notice being expressly waived by Seller to the extent permitted by any Requirements of Law, to set—off, appropriate, apply and enforce such right of set—off against any and all items hereinabove referred to against any amounts owing to Buyer or any Affiliate of Buyer by Seller under the Repurchase Documents and the

Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Affiliate of Buyer shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency.  Seller shall be deemed directly indebted to Buyer and its Affiliates in the full amount of all amounts owing to Buyer and its Affiliates by Seller under the Repurchase Documents and the Repurchase Obligations and Buyer and its Affiliates shall be entitled to exercise the rights of set—off provided for above.  ANY AND ALL RIGHTS TO REQUIRE BUYER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR ITS AFFILIATES UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET—OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.

Buyer or its Affiliate shall promptly notify Seller after any such set-off and application made by Buyer or such Affiliate, provided that the failure to give such notice shall not affect the validity of such set—off and application.  If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other party when the amount or obligation is ascertained.  Nothing in this Section 18.17 shall be effective to create a charge or other security interest.  This Section 18.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer is at any time otherwise entitled.

Section 18.18                      Seller’s Waiver of Set-off.  Seller hereby waives any right of set-off it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer or their respective assets or properties.

Section 18.19                      Power of Attorney.  Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets as Buyer deems appropriate.  Seller hereby appoints Buyer as Seller’s agent and attorney in fact to file any such financing statement or statements and, after the occurrence and during the continuance of a Default or Event of Default, to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Assets in accordance with the terms of this Agreement and the other Repurchase Documents, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” to any Mortgagor with respect to Purchased Assets which are Whole Loans, each to be in a form acceptable to Buyer), and sign assignments on behalf of such Seller as its agent and attorney in fact.  This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent.  Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.19.  In addition, Seller shall execute and deliver to Buyer a power of attorney in the form and substance of Exhibit C hereto (“Power of Attorney”).

Section 18.20                      Periodic Due Diligence Review.  Buyer may perform continuing due diligence reviews with respect to any or all of the Purchased Assets and each of Seller, Pledgor and Guarantor, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Seller, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of each of Seller, Pledgor and Guarantor and the Servicing Files. Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller for the purpose of answering questions of Buyer concerning any of the foregoing.  Seller shall cause Servicer to cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the Servicing Files.  Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer in the Underwriting Package and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals on the Mortgaged Properties and otherwise re-generating the information used to originate and underwrite such Purchased Assets.  Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do so.

Section 18.21                      Time of the Essence.  Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the parties under the Repurchase Documents.

Section 18.22                      Reserved.

Section 18.23                      PATRIOT Act Notice.  Buyer hereby notifies Seller that Buyer is required by the PATRIOT Act to obtain, verify and record information that identifies Seller.

Section 18.24                      Successors and Assigns; No Third Party Beneficiaries.  Subject to the foregoing, the Repurchase Documents and the Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

Section 18.25                      Acknowledgement of Anti-Predatory Lending Policies.  Seller and Buyer each have in place internal policies and procedures that expressly prohibit their purchase of any high cost mortgage loan.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLER:

GP COMMERCIAL WF LLC

By:	/s/ John A. Taylor
Name: John A. Taylor
Title: President and CEO

Wells/Granite Point – Master Repurchase Agreement

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Melissa A. Dolski
Its: Melissa A. Dolski
Title: Director

Wells/Granite Point – Master Repurchase Agreement